--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       CHELSEA GCA REALTY PARTNERSHIP, L.P.,
                       authorized to transact business in the
                    Commonwealth of Massachusetts as Chelsea GCA
                      Realty Partnership, Limited Partnership,

                                      Landlord


                                         TO

                               DM MANAGEMENT COMPANY,

                                        Tenant





                                     ----------

                                        LEASE

                                     ----------




               Dated:  October 5th, 1998



               Premises in the Wrentham Village Premium Outlets
               Town of Wrentham
               County of Norfolk
               Commonwealth of Massachusetts

               Unit:  0575



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 TABLE OF CONTENTS


ARTICLE I           DEFINITIONS......................................   1
     1.01           SPECIAL DEFINITIONS..............................   1
     1.02           GENERAL DEFINITIONS..............................   3

     ARTICLE II     DEMISE AND CONSTRUCTION..........................   6
     2.01           DEMISE...........................................   6
     2.02           CONSTRUCTION.....................................   6
     2.03           ACCEPTANCE OF DEMISED PREMISES...................   7

     ARTICLE III    FIXED RENT, ADDITIONAL RENT AND SECURITY.........   7
     3.01           PAYMENT OF FIXED RENT AND ADDITIONAL RENT........   7
     3.02           PERCENTAGE RENT..................................   7
     3.03           TAXES............................................   9
     3.04           COMMON AREA CHARGE...............................   9
     3.05           ADVERTISING FEE..................................   10
     3.06           LATE CHARGES AND RETURN CHECK CHARGES............   10
     3.07           SECURITY.........................................   11
     3.08           ACCORD AND SATISFACTION..........................   11

     ARTICLE IV     COMMON AREAS AND PARKING.........................   12
     4.01           MAINTENANCE OF AND CHANGES IN COMMON AREAS.......   12
     4.02           USE OF COMMON AREAS..............................   12
     4.03           PARKING..........................................   12

     ARTICLE V      UTILITIES AND SERVICES...........................   13
     5.01           UTILITIES AND MECHANICAL MAINTENANCE.............   13
     5.02           PAYMENT FOR UTILITIES AND SERVICES...............   13

     ARTICLE VI     USE AND ENJOYMENT OF DEMISED PREMISES............   14
     6.01           PERMITTED USES...................................   14
     6.02           OPERATION OF BUSINESS............................   14
     6.03           SIGNS............................................   16
     6.04           COMPLIANCE WITH LAWS.............................   16
     6.05           ACCESS TO PREMISES AND EXCAVATION................   16
     6.06           MECHANICS' LIENS.................................   17
     6.07           RENT ABATEMENT...................................   17

     ARTICLE VII    ALTERATIONS, REPAIRS AND CHANGES.................   17
     7.01           ALTERATIONS BY TENANT............................   17
     7.02           REPAIRS BY LANDLORD..............................   18
     7.03           REPAIRS AND MAINTENANCE BY TENANT................   18
     7.04           CHANGES BY LANDLORD..............................   18
     7.05           LANDLORD'S CONSENT...............................   19

     ARTICLE VIII   INSURANCE AND INDEMNITY..........................   19
     8.01           INSURANCE BY TENANT..............................   19
     8.02           INCREASE IN PREMIUMS.............................   20
     8.03           INDEMNIFICATION AND RELEASE......................   20
     8.04           OPTION TO EXTEND.................................   20

     ARTICLE IX     SUBORDINATION AND ATTORNMENT.....................   21
     9.01           SUBORDINATION TO LEASES..........................   21
     9.02           SUBORDINATION TO MORTGAGES.......................   21
     9.03           ATTORNMENT.......................................   21
     9.04           DELIVERY OF DOCUMENTS............................   22
     9.05           CONSENT OF LANDLORD..............................   22

     9.06           NOTICES TO MORTGAGEES............................   22

     ARTICLE X      ASSIGNMENT AND SUBLETTING........................   22
     10.01          ASSIGNMENT OR SUBLETTING.........................   22
     10.02          NOTICE...........................................   23
     10.03          RECAPTURE OPTION.................................   23
     10.04          ASSIGNMENT/SUBLEASE AMENDMENT....................   24
     10.05          CORPORATION OR PARTNERSHIP.......................   24
     10.06          MISCELLANEOUS....................................   25

     ARTICLE XI     DESTRUCTION......................................   26
     11.01          TOTAL OR PARTIAL DESTRUCTION.....................   26

     ARTICLE XII    EMINENT DOMAIN...................................   26
     12.01          TOTAL OR PARTIAL TAKING..........................   26

     ARTICLE XIII   DEFAULT..........................................   27
     13.01          DEFAULTS.........................................   27
     13.02          REMEDIES OF LANDLORD.............................   28
     13.03          ADDITIONAL RIGHT OF LANDLORD TO CURE TENANT'S
                    DEFAULTS.........................................   30
     13.04          BANKRUPTCY OR INSOLVENCY.........................   30

     ARTICLE XIV    RIGHT TO RELOCATE TENANT.........................   32

     ARTICLE XV     MISCELLANEOUS....................................   32
     15.01          RULES AND REGULATIONS............................   32
     15.02          HOLDOVER.........................................   32
     15.03          OWNERSHIP OF IMPROVEMENTS AND PERSONAL PROPERTY..   32
     15.04          END OF TERM......................................   32
     15.05          WAIVER OF JURY TRIAL AND RIGHT TO COUNTERCLAIM...   33
     15.06          NO WAIVER........................................   33
     15.07          QUIET ENJOYMENT..................................   33
     15.08          ESTOPPEL CERTIFICATES............................   33
     15.09          LANDLORD'S UNAVOIDABLE DELAYS....................   34
     15.10          FINANCIAL STATEMENTS.............................   34
     15.11          NOTICES..........................................   34
     15.12          BROKERAGE........................................   34
     15.13          WAIVER OF LANDLORD'S LIABILITY...................   34
     15.14          SUCCESSORS AND ASSIGNS...........................   35
     15.15          LEGAL EXPENSES...................................   35
     15.16          INTERPRETATION...................................   35
     15.17          OPTION TO EXTEND.................................   35
     15.18          CONSENTS AND APPROVALS...........................   35
     15.19          RADIUS...........................................   36
     15.20          COMPLETE AGREEMENT...............................   36
     15.21          COUNTERPARTS.....................................   36
     15.24          CO-TENANCY.......................................   36


Exhibits:

     "A"            - Landlord's Work Letter
     "B"            - Site Plan
     "C"            - Commencement Date Agreement
     "D"            - Storefront Criteria and Rules and Regulations

                                        LEASE


          THIS LEASE, made the 5th day of October, 1998, between CHELSEA GCA REALTY PARTNERSHIP, L.P., a Delaware limited partnership authorized to transact business in the Commonwealth of Massachusetts as Chelsea GCA Realty Partnership, Limited Partnership, having an office at 103 Eisenhower Parkway, Roseland, New Jersey 07068 (herein, except as otherwise provided, called "Landlord"), and DM MANAGEMENT COMPANY, a corporation having an office at 25 Recreation Park Drive, Hingham, Massachusetts 02043 (herein, except as otherwise provided, called "Tenant");

                                     ARTICLE I
                                    DEFINITIONS

     1.01 SPECIAL DEFINITIONS. As used herein the following terms and phrases shall have the meanings indicated:

          A. ADVERTISING FEE: An amount (subject to adjustment as provided in Section 3.05) at the initial annual rate of $3.25 multiplied by the Floor Space of the Demised Premises (as such Floor Space may be adjusted pursuant to the provisions of Section 2.01 hereof).

          B. BASE GROSS SALES: An amount equal to the product of (a) the Floor Space of the Demised Premises (as such Floor Space of the Demised Premises may be adjusted pursuant to the provisions of Section 2.01 hereof) and (b) $350.00.

          C.   BROKER:  None.

          D. COMMENCEMENT DATE: The date on which the Demised Premises has been substantially completed in accordance with the requirements of Exhibit "A", Landlord's Work Letter. Any entry by Tenant or Tenant's representative or agent prior to the Commencement Date shall be subject to all the terms and conditions of this Lease, other than with respect to the payment of Fixed Rent and those recurring Additional Rent charges expressly identified herein as not commencing until the Rent Commencement Date. As an accommodation only and without any liability on the part of Landlord whatsoever, Landlord agrees to give Tenant 30 days prior notice of the anticipated Commencement Date. At Landlord's or Tenant's request after the Rent Commencement Date shall have been determined, Tenant and Landlord shall execute and deliver duplicate originals of an agreement, substantially in the form of Exhibit "C" attached hereto, setting forth the Commencement Date, the Rent Commencement Date, the date of expiration of the Initial Term, the commencement and expiration dates of any Extended Period and the Floor Space of the Demised Premises. Notwithstanding anything to the contrary contained in this Lease, it is understood and agreed that in the event that the Commencement Date shall not have occurred on or before October 1, 1999, Tenant may terminate this Lease by written notice given to Landlord at any time thereafter; provided, however, that any such notice of termination given by Tenant shall be deemed null and void and of no further force and effect in the event that Landlord shall deliver such possession of the Demised Premises to Tenant prior to any such notice of termination from Tenant.

          E. COMMON AREA CHARGE: Tenant's annual proportionate share of Common Area Costs as more particularly determined pursuant to Section 3.04 hereof.

          F. DEMISED PREMISES: The area shaded with diagonal lines on the space plan attached hereto as Exhibit "B" consisting of approximately 3,500 square feet of Floor Space (as may be adjusted pursuant to the provisions of Section
2.01 hereof), which Demised Premises are a part of the Shopping Center.

          G. FIXED RENT: An amount at the initial annual rate of $21.00 multiplied by the Floor Space of the Demised Premises (as such Floor Space may be adjusted pursuant to the provisions of Section 2.01 hereof).

          H.   GUARANTOR:  None.

          I. INITIAL TERM: The period of approximately three (3) years commencing on the Commencement Date and ending at midnight of the last day of the month in which the third anniversary date of the Rent Commencement Date occurs.

          J. MARKETING ENTRY CHARGE: A one-time charge at the rate of $2.75 multiplied by the Floor Space of the Demised Premises (as such Floor Space may be adjusted pursuant to the provisions of Section 2.01 hereof) and due within thirty (30) days after the giving of notice by Landlord to Tenant but in no event earlier than ninety (90) days prior to the anticipated Commencement Date.

          K.   OPTION TO EXTEND:  None.

          L.   PERCENTAGE RENT RATE:  Five percent (5%).

          M. PERMITTED USES: Retail sale of primarily women's apparel and incidentals thereto, and such other items as from time to time appear in catalogues made by or for DM Management Company. Tenant shall not sell any items that are manufactured by or for any other tenant or occupant of the Shopping Center. See also the provisions of Sections 6.01 and 6.02.

          N. REAL ESTATE TAX CHARGE: Tenant's annual proportionate share of Real Estate Taxes as more particularly determined pursuant to Section 3.03 hereof.

          O. RENT COMMENCEMENT DATE: The earlier of (a) the date Tenant shall open the Demised Premises to the public for business and (b) 60 days after the Commencement Date. Notwithstanding anything to the contrary contained in this Lease, it is understood and agreed that if as of the date upon which the Rent Commencement Date would have been scheduled to occur in accordance with this
Section 1.01(O) of this Lease, less than fifty percent (50%) of the leasable Floor Space of Phase III of the Shopping Center is leased and open for business, Tenant shall nevertheless be required to open the Demised Premises to the public for business, but Tenant may pay, in lieu of Fixed Rent, four percent (4%) of the Gross Sales payable monthly on or before the twentieth (20th) of the following calendar month. Upon the satisfaction of tenancy requirement set forth above, all payments of Fixed Rent as set forth in this Lease shall thereupon immediately commence except as hereinafter provided. Any Gross Sales included in the payment in lieu of Fixed Rent shall also be included in the calculation of Gross Sales. The term "leased and open" shall mean with respect to any premises that (i) a lease or occupancy agreement has been fully executed for such premises and (ii) such premises are then being fixtured by such Tenant or occupant and shall be required to be open for business within thirty (30) days after the later of (a) the substantial completion of such premises and (b) the full execution of such lease or occupancy agreement.

          P.   SECURITY DEPOSIT:  None.

          Q. SHOPPING CENTER: That certain Shopping Center known as Wrentham Village Premium Outlets, located in the Town of Wrentham, County of Norfolk, Commonwealth of Massachusetts, as same may, from time to time, be reduced or increased by the deletion or addition by Landlord of lands and/or buildings and other improvements.

          R. TENANT'S IMPROVEMENT ALLOWANCE: A maximum amount equal to the product of (a) the Floor Space of the Demised Premises (as such Floor Space may be adjusted pursuant to the provisions of Section 2.01 hereof) and (b) $10.00 to be disbursed in accordance with the provisions of Section 2.02(B) hereof.

          S. TENANT'S TRADE NAME: J. Jill/Nicole Summer or any other trade name under which Tenant does business.

     1.02 GENERAL DEFINITIONS: As used herein the following terms and phrases shall have the meanings indicated:

          A. ADDITIONAL RENT: All amounts payable by Tenant to Landlord under this Lease other than Fixed Rent, or pursuant to any other agreement entered into by or between Tenant, Landlord and/or any third party with respect to Tenant's occupancy of the Demised Premises, including but not limited to any agreement relating to billboards, garbage collection or signage.

          B. The words CALENDAR YEAR shall mean any twelve-month period commencing on a January 1, and the words CALENDAR QUARTER shall mean any three-month period beginning on either a January 1, an April 1, a July 1 or an October 1.

          C. COMMON AREAS: All areas, spaces and improvements to the Shopping Center which Landlord makes available from time to time for the common use and benefit of the tenants and occupants of the Shopping Center, including, without limitation, parking areas, roads, walkways, promenades, sidewalks, open and covered courts and malls, if any, landscaped and planted areas, community rooms, if any, Shopping Center office, if any, public rest rooms and those portions of utility and sewer lines and systems and fire protection and sprinkler alarm systems serving the common use and benefit of the tenants and occupants of the Shopping Center.

          D. COMMON AREA COSTS: All costs and expenses (whether or not within the contemplation of the parties) for the maintenance, policing, securing, repair, replacement, administration, insurance, environmental monitoring, operation and management of the Shopping Center and any part thereof including an overhead cost equal to fifteen percent (15%) of the total costs and expenses so incurred but not including any Real Estate Taxes, or any other item of Additional Rent otherwise payable by Tenant to Landlord under any other express provision of this Lease. Notwithstanding anything to the contrary provided herein, the following shall be excluded from Common Area Costs: (a) costs and expenses incurred by Landlord in connection with leasing of space in the Shopping Center; (b) costs and expenses of special services or utilities separately chargeable to individual tenants of the Shopping Center; (c) costs and expense incurred by Landlord in respect to service furnished to other tenants in the Shopping Center which are not also furnished to Tenant; (d) costs and expenses of initial construction of the Shopping Center, including, without limitation, the cost to correct defective work; (e) fees and expenses of attorneys, consultants and other professionals incurred by Landlord, except to the extent such fees and expenses were incurred to benefit the Shopping Center or in connection with services which are provided uniformly to all tenants in the Shopping Center. With respect to the costs for alterations and additions that are in the nature of capital improvements, any such cost which should be capitalized in accordance with generally accepted accounting principles, such cost for the purposes of this lease, shall be spread over such time period of capitalization, and Common Area Charge shall include such allocable portion for each year.

          E. EVENT OF DEFAULT: Any of the events set forth in Section 13.01 as an Event of Default.

          F. FLOOR SPACE: The floor area stated in square feet bounded by the exterior faces of the exterior walls, or the exterior or Common Areas face of any wall between the Demised Premises and any portion of the Common Areas, or the center line of any wall between two occupants. With respect to the Demised Premises, Floor Space shall include, without limitation, corridors, alleys, passageways and all other areas if the same are for the exclusive use of the Demised Premises and shall include the aggregate floor area of all levels or stories of the Demised Premises including any basement and mezzanine levels and shall also include the floor area contained in any recessed entrances, but excluding any roof except such portion thereof (other than cooling towers, mechanical rooms and chimneys, if any) as is permanently enclosed and no deduction or exclusion shall be made from Floor Space otherwise computed by reason of stairs, elevators, escalators, interior partitions, columns or other interior construction or equipment. With respect to the Shopping Center, Floor Space shall include all (and only such) floor area of premises in the Shopping Center demised to retail or commercial tenants or available for retail or commercial tenancy, as subject to change from time to time, and shall not include any kiosks, other non-permanent facilities or office facilities.

          G. GROSS SALES: The dollar aggregate of: (a) the actual sales price of all goods and merchandise sold, leased or licensed and the charges for all services performed by Tenant or otherwise from all business conducted at or from the Demised Premises, whether made for cash, by check, credit or otherwise, without reserve or deduction for inability or failure to collect the same, including, without limitation, sales and services (i) where the orders therefor originate at or are accepted at or from the Demised Premises, whether delivery or performance thereof is made at or from the Demised Premises or any other place, it being understood that all sales made and orders received at or from the Demised Premises shall be deemed to have been made and completed therein even though the orders are fulfilled elsewhere or the payments of account are transferred to some other office for collection, and all orders which result from solicitation off the Demised Premises but which are conducted by personnel operating from or reporting to or under the control or supervision of any person at the Demised Premises shall be deemed part of Gross Sales, (ii) pursuant to mail, telegraph, telephone or other similar orders received or billed at or from the Demised Premises, and (iii) by means of mechanical or other vending devices; and (b) all moneys or other things of value received by Tenant from its operations at the Demised Premises (which are not excluded from Gross Sales by the next succeeding sentence) including all finance charges, cost of gift or merchandise certificates and all deposits not refunded to customers. Gross Sales shall not include (r) delivery charges, (s) finance charges, (t) merchandise or other items of value issued in redemption of gift certificates,
(u) sales to employees at a discount, not to exceed 5% of Gross Sales in any calendar year, (v) any merchandise returned for credit to shippers, jobbers, wholesalers or manufacturers, (w) any sums received in settlement of claims for loss or damage to merchandise, (x) the exchange of merchandise between stores of Tenant where such exchange is made solely for the convenient operation of Tenant's business and neither for the purpose of depriving Landlord of the benefits of a sale which would otherwise be made at or from the Demised Premises nor for the purpose of consummating a sale which has been theretofore made at or FROM the Demised Premises, (y) sales of fixtures which are not part of Tenant's stock in trade and not sold in the regular course of Tenant's business, or (z) the amount of any city, county, state or federal sales tax, luxury tax or excise tax on sales if the tax is added to the selling price and separately stated and actually paid to the taxing authority by Tenant; provided, however, no franchise or capital stock tax and no income or similar tax based upon income, profits or Gross Sales shall be deducted from Gross Sales in any event whatsoever. Cash or credit refunds made upon transactions included within the Gross Sales, but not exceeding the selling price of merchandise returned by the purchaser and accepted by Tenant, shall be deducted from the Gross Sales for the period when such refunds are made. Each charge or sale upon installment or credit or layaway, so called, shall be treated as a sale as each installment is received. Each lease or rental or license of merchandise to customers shall be treated as a sale in the month in which the lease, rental or license is made for a price equal to the total rent or license fee payable. For purposes of this definition the term Tenant shall include any of Tenant's subtenants, concessionaires, and licensees. Tenant shall be permitted to install one (1) telephone at the Demised Premises for catalogue sales. Gross Sales shall also exclude credit card catalogue sales originating from such telephone.

          H. LANDLORD: The owner for the time being, of the interest of Landlord under this Lease as owner of the fee of the Demised Premises or as lessee under any ground lease or underlying lease of premises including the Demised Premises, so that in the event of any sale or transfer of the fee of the Demised Premises (other than a sale with a leaseback to the grantor) or any assignment of Landlord's interest under such ground lease or underlying lease, the grantor, transferor or assignor, as the case may be, shall be and hereby is entirely relieved and freed of all obligations of Landlord under this Lease accruing after such sale, transfer or assignment, and the grantee, transferee or assignee, as the case may be, shall be deemed to have assumed and agreed to perform and observe all of the obligations of Landlord under this Lease during the period it is the owner of the interest of Landlord under this Lease but subject, however, to any provisions of this Lease limiting Landlord's liability.

          I. The word MORTGAGE shall mean any mortgage or deed of trust, and the word MORTGAGEE shall mean the holder of any mortgage or the beneficiary of any deed of trust.

          J. PERCENTAGE RENT: The amount for any period computed in accordance with the provisions of Section 3.02.

          K. The word PERSON shall mean a natural person, a partnership, a corporation and any other form of business or legal association or entity.

          L. PRICE INDEX: The Consumer Price Index for Urban Wage Earners and Clerical Workers--U.S. City Average issued by the Bureau of Labor Statistics of the United States Department of Labor or any successor index. If at any time said Consumer Price Index is no longer published, then the term PRICE INDEX shall mean an index selected by Landlord comparable to said Consumer Price Index.

          M. REAL ESTATE TAXES: All taxes, assessments, improvement bonds, utility hook-up fees, license and permit fees and other governmental charges and costs and water and sewer rents, if any, ordinary and extraordinary, general and special, foreseen and unforeseen, levied or assessed upon or with respect to the ownership of and/or all other taxable interests in the property in question (land, buildings and other improvements) imposed by any taxing authority having jurisdiction, and all reasonable costs and expenses incurred in connection with the negotiation or contesting of Real Estate Taxes. If at any time the methods of taxation shall be altered so that in addition to or in lieu of or as a substitute for the whole or any part of the Real Estate Taxes now levied, assessed or imposed there shall be levied, assessed or imposed by any government body (a) a gross receipts or excise tax or license fee on the rents received or
(b) any other type of tax or other imposition in lieu of, or as a substitute for, or in addition to, the whole or any portion of any Real Estate Taxes, then the same shall be included as Real Estate Taxes. Landlord and Tenant recognize that there may be imposed new forms of taxes, assessments, charges, levies or fees, or there may be an increase in certain existing taxes, assessments, charges, levies or fees placed on, or levied in connection with, the ownership, leasing, occupancy or operation of the Shopping Center and its facilities. All such new or increased taxes, assessments, charges, levies or fees which are imposed or increased, including, but not limited to, any taxes, assessments, charges, levies and fees assessed or imposed due to the existence of this Lease and the leases of other tenants or occupants of the Shopping Center or for the purpose of funding services or special assessment districts theretofore funded by real property taxes, shall also be included within the meaning of "Real Estate Taxes" as used herein. Real Estate Taxes shall not include any inheritance, estate, succession, transfer, gift, franchise, corporation, net income or profit tax.

          N.   RENT:  The Fixed Rent plus the Additional Rent.

          O. REQUIREMENTS: All laws, statutes, ordinances (including, but not limited to, building codes and zoning regulations and ordinances), orders, rules, regulations and requirements of all federal, state, county and municipal governments, and the appropriate agencies, officers, departments, boards and commissions thereof, and the board of fire underwriters and/or the fire insurance rating organization or similar organization performing the same or similar functions, whether now or hereafter in force, applicable to the Shopping Center or any part thereof and/or the Demised Premises or the use or manner of use of the Shopping Center or any part thereof and/or the Demised Premises or the sidewalks and curbs adjacent thereto.

          P. TERM: The Initial Term and the Extended Period(s), if any, as to which Tenant shall have effectively exercised its right to extend, but in any event the Term shall end on any date when this Lease is sooner terminated.


                                     ARTICLE II
                              DEMISE AND CONSTRUCTION

     2.01 DEMISE. Upon and subject to the terms and conditions of this Lease, Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Demised Premises, for the Term. Tenant acknowledges that the dimensions, shape and location of the Demised Premises as described herein are approximate and it is agreed and understood by Tenant that, upon the completion of the construction of the Demised Premises, the actual number of square feet of Floor Space will be measured by Landlord and Tenant and the number of square feet of Floor Space previously stated in Section 1.01(F) adjusted as may be required, but in no event shall Tenant be required to pay Rent with respect to Floor Space being greater than 3,675 square feet. Tenant also acknowledges that Landlord reserves the right to change the unit designation (but not the location) of the Demised Premises. Notwithstanding the foregoing, Landlord reserves exclusively to itself and Tenant shall have no right in and to (a) the use of the exterior faces of all perimeter walls, (b) the use of the roof, (c) the use of the land, improvements and space below the bottom of the lower floor slabs of the Demised Premises and above the interior surface of the ceiling of the Demised Premises, and (d) the use of the improvements and space above the highest ceiling of the Demised Premises. Landlord also reserves and Tenant shall have no right in and to the air rights above Tenant's store.

     2.02 CONSTRUCTION. A. Landlord shall construct and complete the Demised Premises to the extent required to substantially comply with the requirements of Exhibit "A". The Demised Premises shall be delivered to the Tenant in good order and condition as far as the aforesaid requirements require.

          B. Provided Tenant shall not be in default under the terms of this Lease beyond any applicable grace period, Tenant shall be entitled to Tenant's Improvement Allowance toward Tenant's out-of-pocket expenditures made for Tenant's leasehold improvements. Tenant shall submit lien waivers and proof reasonably satisfactory to Landlord at Landlord's main office of the payment by Tenant for such leasehold improvements up to the amount of Tenant's Improvement

Allowance. Such proof shall be submitted no later than one hundred twenty (120) days from the Rent Commencement Date. If any such proof shall not be timely submitted, Tenant shall no longer be entitled to that portion of Tenant's Improvement Allowance which was to be represented by such proof. Landlord shall have the option either (a) to pay to Tenant the full amount of such allowance or any part thereof on the date which is 45 days subsequent to the date by which proof of payment by Tenant for such leasehold improvements has been submitted to Landlord or (b) to permit Tenant to deduct the amount of any remaining allowance not paid to Tenant by Landlord hereunder from the next installment(s) of Fixed Rent due and owing. Notwithstanding the foregoing, if Landlord shall elect to make any such payments, in no event shall such payment be due and payable before the opening of the Demised Premises to the public for business. For the purposes of this Section, Tenant's leasehold improvements shall only include those items described in the first full sentence of Section 15.03 and shall specifically exclude movable trade fixtures and other personal property of Tenant.

     2.03 ACCEPTANCE OF DEMISED PREMISES. Within thirty (30) days of entry by the Tenant upon the Demised Premises, Tenant will advise Landlord of any conditions of Landlord's Work which do not conform with Exhibit "A". Upon the expiration of the thirty-day period herein, the Demised Premises shall be conclusively deemed accepted by Tenant subject to the conditions in such advice. Landlord shall have no responsibility in any respect for damages to property of Tenant caused by water, flooding, waves or fluids of any nature or origin whatsoever, unless caused by the act, omission or negligence of Landlord, its agents, employees, contractors or any other party for whom Landlord is legally responsible. If Landlord shall default in the performance or observance of any agreement or condition on its part to be performed or observed relating to the Demised Premises and if Landlord shall not cure such default within thirty (30) days after notice from Tenant specifying the default (or if said default is not capable of being cured within thirty days, and if Landlord shall not within said period commence to cure such default and diligently endeavor to completely cure said default), Tenant may with respect to the Demised Premises only and not with respect to the Common Area, at any time thereafter cure such default for the account of Landlord, and any reasonable amount paid or incurred by Tenant in so doing shall be deemed paid or incurred for the account of Landlord, and Landlord agrees to reimburse Tenant therefor within fifteen (15) days after demand. If Tenant shall exercise its right to cure any such default of Landlord, such right to cure shall be Tenant's sole remedy hereunder.


                                    ARTICLE III
                      FIXED RENT, ADDITIONAL RENT AND SECURITY

     3.01 PAYMENT OF FIXED RENT AND ADDITIONAL RENT. Commencing upon the Rent Commencement Date, Tenant shall pay the Fixed Rent in equal monthly installments in advance of the first day of each month during the Term, except that if the Rent Commencement Date is not the first day of a month, Fixed Rent for the period commencing on the Rent Commencement Date and ending on the last day of the month in which the Rent Commencement Date occurs shall be apportioned on the basis of the number of days in said month as compared to 365 days and paid on the Rent Commencement Date. The Fixed Rent and all Additional Rent shall be paid promptly when due, in lawful money of the United States, without notice or demand and without deduction, abatement, counterclaim or setoff of any amount or for any reason whatsoever, to Landlord at the address of Landlord set forth at the head of this Lease or such other address as Landlord may designate or to such other person as Landlord may designate.

     3.02 PERCENTAGE RENT. A. Within 10 days after the end of each calendar month, Tenant shall submit to Landlord a statement certified by Tenant (by an authorized officer if Tenant is a corporation or by a partner if Tenant is a partnership) stating the Gross Sales (including an itemization of all claimed deductions therefrom) for such month. For that calendar month in which cumulative Gross Sales for the calendar year in question shall exceed Base Gross Sales for such year, Tenant shall simultaneously therewith pay to Landlord, as Percentage Rent, an amount equal to the product of (a) the Percentage Rent Rate and (b) the difference between the cumulative Gross Sales for the calendar year in question and the Base Gross Sales. Thereafter, Tenant shall pay simultaneously with each monthly report to Landlord, as Percentage Rent, for the remainder of such calendar year, an amount equal to the product of (a) the Percentage Rent Rate and (b) the Gross Sales for each succeeding calendar month. For any partial calendar year at the beginning or end of the Term, the Base Gross Sales shall be pro-rated based on the actual number of days in such year. For the purpose of this paragraph, any partial calendar year at the beginning of the Term shall be deemed to commence on the day the Tenant first opens the Demised Premises for business. Within sixty (60) days after the end of each calendar year (including any partial calendar year at the beginning of the Term) and after the end of the Term, Tenant shall submit to Landlord a statement certified by an independent certified public accountant stating the Gross Sales (including an itemization of all claimed deductions therefrom), for such calendar year or partial calendar year, as the case may be. During any period of time (computed on a daily basis) when the Demised Premises is not open for business to the public when required under this Lease to be so open, then, for purposes of computing the Percentage Rent hereunder, Gross Sales for the period(s) of the immediately preceding calendar year corresponding to the periods of closure of the Demised Premises during the then current calendar year (or in the case of a closing during the first year of the Term, Gross Sales for such year, or portion thereof, shall be increased proportionally to correspond to the periods of closure of the Demised Premises) shall be added to the Gross Sales for such current calendar year. Tenant shall require its subtenants, concessionaires and licensees to furnish similar statements as are required hereunder. All such statements shall be in such form and style and contain such details and breakdown as Landlord may reasonably require. If Tenant shall fail to prepare and deliver said statement of Gross Sales required herein, Landlord, after thirty (30) days written notice to Tenant and the Tenant's failure to cure within said thirty-day period, may do any and all of the following: (i) elect to treat Tenant's failure to report as a default of this Lease, with respect to which Tenant shall not be entitled to any further notice or opportunity to cure;
(ii) elect to make an audit of all books and records of Tenant which in any way pertain to or show Gross Sales and to prepare the statement or statements which Tenant has failed to prepare and deliver. The statement or statements so prepared by Landlord shall be conclusively binding on Tenant, and Tenant shall pay on demand all expenses of such audit and of the preparation of any such statements and all sums as may be shown by such audit to be due as Percentage Rent.

          B. Tenant will install, and during the Term of this Lease will maintain, a cash register or registers capable of recording continuous totals of all receipts of sales made and services rendered in and from the Demised Premises. For at least 36 months after the expiration of each calendar year (including any partial calendar year at the beginning of the Term) and after the end of the Term, Tenant shall keep and maintain (and shall cause all subtenants, concessionaires and licensees to keep and maintain) in the Demised Premises or the main office of Tenant full and accurate books of account and records (including, without limitation, the records of the aforementioned cash register or registers) from which the Gross Sales can be determined for the period in question. Landlord shall have the right from time to time during such thirty-six (36) month period, during Tenant's business hours and upon reasonable prior notice to Tenant, to inspect and audit all such books and records relating to Gross Sales, and Tenant, each subtenant, concessionaire and licensee will produce the same on request of Landlord. If any such inspection and audit discloses that the Gross Sales were understated, Tenant shall forthwith pay to Landlord any additional Percentage Rent shown to be payable, and if the Gross Sales for any calendar year or partial calendar year were understated by more than four (4%) percent, Tenant shall also pay the cost of Landlord's inspection and audit. Landlord does not, in any way or for any purpose, become a partner or joint venturer with Tenant hereunder. The provisions of this Lease relating to Percentage Rent are included solely for the purpose of providing a method whereby rentals are to be measured and ascertained.

     3.03 TAXES. Landlord shall estimate Tenant's annual proportionate share of Real Estate Taxes (which estimate may be changed by Landlord, at any time and from time to time), and Tenant shall pay to Landlord 1/12th of the amount so estimated on the first day of each calendar month in advance. Until Landlord shall have delivered a revised estimate to Tenant, Tenant shall continue to pay its proportionate share of Real Estate Taxes at the same rate as Tenant was then paying (I.E. Tenant shall continue to make the same monthly installment until a revised estimate is delivered). After Landlord delivers a revised estimate, Tenant shall pay to Landlord any shortfall between the estimated monthly payments, as revised, and the actual payments made to date for the calendar year in question. Tenant shall also pay to Landlord on demand from time to time the amount which, together with the previously specified monthly installments, will be sufficient to pay Tenant's proportionate share of any such Real Estate Taxes 30 days prior to the date when such Real Estate Taxes shall first become due.
If Tenant's proportionate share eventually calculated for any period is more or less than the amount paid for such period, Tenant shall pay to Landlord the deficiency within ten (10) days of demand, or Landlord shall credit the excess against the next installment of Fixed Rent or Additional Rent coming due or, if the Lease has expired, pay the excess to Tenant. If the Rent Commencement Date hereunder is not the first day of the month, the Real Estate Tax Charge for the period commencing on the Rent Commencement Date and ending on the last day of the month in which the Rent Commencement Date occurs shall be apportioned on the basis of the number of days in said month and shall be paid on the Rent Commencement Date. Any Real Estate Taxes for a real estate fiscal tax year, a part of which is included within the period in question for the above computations and a part of which is not so included, shall be apportioned on the basis of the number of days in the real estate fiscal tax year included in the period in question for the purpose of making the above computations. In addition, if any assessment or tax is payable in installments, the Real Estate Taxes for any tax year shall include only such installments with respect to such assessment of tax as are allocable to such tax year. If Landlord shall have the right to elect the period over which such assessment or tax may be paid, Landlord shall be deemed to have elected the longest period of time available for the purposes of computing Tenant's liability for such assessment or tax pursuant to Section 3.03 of this Lease. If, after Tenant shall have made a payment of Real Estate Taxes, Landlord shall have received a refund of any portion of the Real Estate Taxes on which such payment shall have been based, Landlord shall pay to Tenant that proportion of the net refund, after deducting all expense(s) (including, without limitation, interest, penalties, reasonable attorneys' fees and appraisers' fees) incurred in obtaining such refund and not already included in Real Estate Taxes, which the Real Estate Taxes in question paid by Tenant bear to the entire amount of Real Estate Taxes included in the tax bill in question and paid with respect to the Shopping Center. Tenant's proportionate share of Real Estate Taxes shall be the Real Estate Taxes for the period in question, multiplied by a fraction the numerator of which shall be the Floor Space of the Demised Premises and the denominator of which shall be ninety-eight percent (98%) of the Floor Space of that portion of the Shopping Center which shall be included in the tax bill(s) in question. Landlord may, at its option, elect to combine some or all of any separately assessed parcels or any parcels not included in the tax bill in question in calculating Tenant's proportionate share of Real Estate Taxes, in which event the denominator of such fraction shall be ninety-eight percent (98%) of the Floor Space of such portions of the Shopping Center included in the applicable combination of such parcels. Tenant's obligation to make any payment due pursuant to the provisions of this Section shall survive the expiration of the Lease.

     3.04 COMMON AREA CHARGE. A. Landlord shall estimate Tenant's annual proportionate share of Common Area Costs (which estimate may be changed by Landlord from time to time), and Tenant shall pay to Landlord 1/12th of the amount so estimated on the first day of each calendar month in advance. Until Landlord shall have delivered a revised estimate to Tenant, Tenant shall continue to pay its proportionate share of Common Area Costs at the same rate as Tenant was then paying (I.E. Tenant shall continue to make the same monthly installment until a revised estimate is delivered). After Landlord delivers a revised estimate, Tenant shall pay to Landlord any shortfall between the estimated monthly payments, as revised, and actual payments made to date for the calendar year in question. If the Rent Commencement Date is not the first day of a month, the Common Area Charge for the period commencing on the Rent Commencement Date and ending on the last day of the month in which the Rent Commencement Date occurs shall be apportioned on the basis of the number of days in said month and shall be paid on the Rent Commencement Date. After the end of each calendar year and after the end of the Term, Landlord shall submit to Tenant a statement in reasonable detail stating Tenant's proportionate share of the Common Area Costs for such calendar year, or partial calendar year in the event the Term shall end on a date other than a December 31st, as the case may be, and stating the total Common Area Costs for the period in question and the figures used for computing Tenant's proportionate share. If Tenant's proportionate share so stated for such period is more or less than the amount paid for such period, Tenant shall pay to Landlord the deficiency within 10 days after submission of such statement of Tenant's proportionate share, or Landlord shall credit the excess against the next installments of Fixed Rent and Additional Rent coming due, or refund such excess to Tenant at the end of the term. Tenant's obligation to make any payment due pursuant to the provision(s) of this Section shall survive the expiration of the Lease. Tenant's proportionate share of the Common Area Costs shall be the Common Area Costs multiplied by a fraction the numerator of which shall be the Floor Space of the Demised Premises and the denominator of which shall be ninety-eight percent (98%) of the Floor Space of the Shopping Center. All items of Common Area Costs will be stated and all computations shall be made in accordance with generally accepted accounting principles.

          B. Tenant shall also have the right, at Tenant's expense, to audit Landlord's expenditures one time each calendar year during the Term, provided such audit shall be conducted during reasonable hours and only after reasonable notice to Landlord and shall be commenced within three (3) years of the expiration of the calendar year in question. The information contained in such audit shall be held confidential by Tenant except with respect to any litigation between Landlord and Tenant pertaining to Common Area Costs and except as required by law. If Tenant shall be entitled to any refund as a result of such audit, such refund shall be forthwith paid to Tenant, and if the Common Area Charge for any calendar year or partial calendar year was overstated by more than 4%, Landlord shall also pay the reasonable costs of Tenant's audit.


     3.05 ADVERTISING FEE. Commencing upon the Rent Commencement Date, Tenant shall pay, as additional rent to Landlord the Advertising Fee, in equal monthly installments in advance on the first day of each month during the Term, except that if the Rent Commencement Date is not the first day of a month, the Advertising Fee for the period commencing on the Rent Commencement Date and ending on the last day of the month in which the Rent Commencement Date occurs shall be apportioned on the basis of the number of days in said month and paid on the Rent Commencement Date. These charges shall be increased each January 1st commencing the January 1st following the Rent Commencement Date by the percentage increase in the Price Index during the one (1) year period from the second preceding October 1 to the immediately preceding September 30, but in no event shall such increase be less than three percent (3%) or greater than ten percent (10%) of the charges then in effect.

     3.06 LATE CHARGES AND RETURN CHECK CHARGES. Tenant acknowledges that late payment to Landlord of any Fixed Rent or Additional Rent will cause Landlord to incur costs not contemplated by this Lease, the exact costs being extremely difficult to ascertain. Accordingly, if payment of any Fixed Rent or Additional Rent shall not have been paid by the date on which such amount was due and payable a late charge equal to the greater of (i) Fifty Dollars ($50.00) and
(ii) one and one-half percent (11/2%) per calendar month or any part thereof (or the then maximum lawful interest rate), from the date on which such amount was due, on the amount overdue shall, at the Landlord's option, be payable as damages for Tenant's failure to make prompt payment. In addition to any other penalties or remedies available to Landlord in the event of any late payment by Tenant, if any check in payment of any Fixed Rent or Additional Rent is returned to Landlord by Tenant's bank by reason of insufficient funds, uncollected funds or otherwise, a return check administrative charge of Fifty Dollars ($50.00) shall be payable to Landlord by Tenant. The late charges and return check administrative charges for any month shall be payable the first day of the following month, and in default of payment of any such charges, Landlord shall have (in addition to all other remedies) the same rights as provided in this Lease for nonpayment of Rent. Landlord and Tenant agree that the foregoing late charges and return check administrative charges represent a reasonable estimate of the costs which Landlord will incur by reason of late payment by Tenant and returned checks, and are fair compensation to Landlord for its loss suffered by such late payment or returned check. Nothing in this Section contained and no acceptance of late charges by Landlord shall be deemed to extend or change the time for payment of Fixed Rent or Additional Rent.

     3.07 SECURITY. Tenant has deposited with Landlord the Security Deposit, or if Tenant has not deposited same with Landlord, Tenant will do so within 10 days after demand therefor by Landlord. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of Tenant's obligations under this Lease. The Security Deposit shall not bear interest.
The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the consent of Landlord, and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord. If any Fixed Rent or Additional Rent shall be overdue and unpaid, or if Tenant shall fail to observe or perform any of its obligations under this Lease, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply said entire Security Deposit or so much thereof as may be necessary to compensate Landlord in respect of the payment of Fixed Rent or Additional Rent or damage sustained by Landlord due to such breach on the part of Tenant; and Tenant shall forthwith upon demand restore said Security Deposit to the original sum deposited and failure to do so shall be considered a default under this Lease. Should Tenant comply with all of its obligations under this Lease and promptly pay all of the Fixed Rent and Additional Rent, the balance of the Security Deposit shall be returned in full to Tenant at the end of the Term after delivery of possession of the Demised Premises to Landlord in accordance with the terms of this Lease and after the final adjustment for Fixed Rent and Additional Rent is made. In the event of bankruptcy or other creditor-debtor proceedings by or against Tenant, the Security Deposit and all other securities shall be deemed to be applied first to the payment of Fixed Rent and Additional Rent for all periods prior to the filing of such proceedings. Landlord may deliver the Security Deposit to the transferee of Landlord's interest in the Demised Premises in the event that such interest is transferred, and upon notice thereof by the transferor to Tenant, the transferor shall be discharged from any further liability with respect to such funds, and this provision shall also apply to any subsequent transfers.

     3.08 ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of any lesser amount than the amount stipulated to be paid hereunder shall be deemed other than on account of the earliest stipulated Fixed Rent or Additional Rent; nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction, and Landlord may accept any check or payment without prejudice to Landlord's right to recover the balance due or to pursue any other remedy available to Landlord.


                                     ARTICLE IV
                              COMMON AREAS AND PARKING

     4.01 MAINTENANCE OF AND CHANGES IN COMMON AREAS. Subject to the provisions of Section 7.04, Landlord will operate, manage, equip, light, repair and maintain, or cause to be operated, managed, equipped, lighted, repaired and maintained, the Common Areas for their intended purposes. Landlord reserves the right, at any time and from time to time to make changes, additions, alterations or improvements in and to such Common Areas (including, without limitation, the right to construct, within the Common Areas, kiosks, fountains, bird cages, aquariums, planters, pools and sculptures, and to install vending machines, telephone booths, benches and the like), provided same shall not unreasonably block or interfere with Tenant's and customer's means of ingress or egress to and from the Demised Premises, or unreasonably obstruct the view of Tenant's sign or display windows.

     4.02 USE OF COMMON AREAS. Tenant and its subtenants, concessionaires and licensees and their respective officers, employees, agents, customers and invitees, shall have the non-exclusive right, in common with Landlord and all others to whom Landlord has granted or may hereafter grant such rights, but subject to the rules and regulations referred to in Section 15.01, to use the Common Areas. Landlord reserves the right, at any time and from time to time, to close temporarily all or any portions of the Common Areas for any of the following purposes when in Landlord's reasonable judgment any such closing is necessary or desirable: to make repairs or changes therein or to effect construction, repairs or changes within the Shopping Center, to prevent the acquisition of public rights in such areas, to discourage non-customer parking or to protect or preserve persons or property and Landlord may do such other acts in and to the Common Areas as in its judgment may be desirable. Notwithstanding the foregoing, in exercising its rights under subsection 4.02, Landlord shall not unreasonably interfere with the visibility of, or access to, or ingress from, the Demised Premises, and shall use reasonable effort to complete any repairs, construction or changes in a timely manner.

     4.03 PARKING. Tenant and its officers, agents, and employees shall park their vehicles only in areas from time to time designated by Landlord as the areas for such parking. In addition, Landlord shall specifically have, without limitation, the right to require Tenant and Tenant's agents, servants and employees to park away from the Shopping Center, even to the extent that Landlord may prohibit Tenant and Tenant's agents, servants and employees from parking at the Shopping Center and accordingly, they may be required to park upon public streets or in public parking areas at no cost to such employees, and further provided such requirements are uniformly applied to the agents, servants and employees of all tenants at the Shopping Center and such parking areas are reasonably safe and reasonable access to and from the Demised Premises is provided to Tenant and its agents, servants and employees. Tenant shall, upon written notice from Landlord, within five (5) days, furnish Landlord, or its authorized agent, the State automobile license tag number assigned to its automobile or automobiles and the automobiles of all of its officers, agents and employees employed in the Demised Premises. Landlord, after notice to Tenant that Tenant or any of its officers, agents or employees are not parking in said designated parking areas or off-premises, as applicable, may, at its option, in addition to any other remedies it may have, tow away such vehicles at Tenant's expense, and, in addition, after the second such notice in respect of any such violating vehicle, Tenant shall upon demand pay to the Shopping Center as an additional fee to be applied for advertising the sum of $50.00 for each subsequent violation, such payment to be deemed Additional Rent. Tenant shall not at any time park or permit the parking of any truck or any delivery vehicle in the parking area, and the Landlord hereby reserves the exclusive right with respect to the use of the Common Areas for advertising purposes. Tenant shall require all trucks or other vehicles serving Tenant to use the service area designated by Landlord. Tenant shall cause all vehicles servicing Tenant to be promptly loaded or unloaded and removed; all such trucks owned or operated by, in behalf of, or servicing, Tenant, shall be compelled by Tenant to comply in all respects with the rules and regulations governing use of truck access, parking, loading and unloading facilities, and permissible hours and places therefor, as the same may be from time to time modified or amended by Landlord in its sole and absolute discretion; and any breach thereof or failure to comply therewith shall be deemed for all purposes of this Lease to be a breach of or failure to comply with such rules and regulations by Tenant. In addition to the foregoing, Landlord reserves the right, at any time and from time to time, to impose parking charges.


                                     ARTICLE V
                               UTILITIES AND SERVICES

     5.01 UTILITIES AND MECHANICAL MAINTENANCE. Landlord shall provide the connections specified in Exhibit "A" to enable Tenant to receive those utilities and services specified in Exhibit "A". Tenant shall make all necessary arrangements for all such utilities to be supplied to the Demised Premises. During any period Landlord uses Massachusetts Electric to provide electrical services to the Shopping Center, Tenant agrees to use Massachusetts Electric for the providing of electric service to the Demised Premises. Landlord shall not be liable to Tenant in damages or otherwise (including but not limited to loss of business) for any failure of Tenant to make arrangements with the appropriate utility companies for or to obtain any utilities or services, or for any failure of Tenant to heat or air condition or to provide hot water for, the Demised Premises; Tenant shall not be released or excused from the performance of any of its obligations under this Lease for any such failure or for any interruption or curtailment of any such utilities or services, and no such failure, interruption or curtailment shall constitute a constructive or partial eviction. Tenant shall not permit or suffer any utility facility to be overloaded. At all times during the Term of this Lease, Tenant shall maintain a maintenance contract with a qualified reputable service maintenance company reasonably designated by Landlord, for the maintenance and repair of the heating, ventilation and air-conditioning equipment servicing the Demised Premises which contract shall include specific provisions for regularly scheduled periodic routine maintenance. Tenant shall furnish Landlord with a true copy thereof.

     5.02 PAYMENT FOR UTILITIES AND SERVICES. Tenant shall pay directly to the utility companies or governmental units promptly as and when due all separately metered or assessed charges for utilities and services used or consumed in or in connection with the Demised Premises, including, without limitation, water, sewer, electricity, gas, oil, heat, steam, air conditioning and heated and/or chilled water, but not including any utilities otherwise included in Real Estate Taxes as provided in Paragraph M of Section 1.02. If any utilities or services are not separately metered or assessed or are only partially separately metered or assessed and are used in common with other tenants or occupants of the Shopping Center, other than utilities included in Real Estate Taxes as provided in Paragraph M of Section 1.02, Tenant shall pay to Landlord on demand Tenant's proportionate share of such charges for utilities and/or services, which shall be such charges multiplied by a fraction the numerator of which shall be the Floor Space of the Demised Premises and the denominator of which shall be the Floor Space of all tenants or occupants of the Shopping Center using such utilities and/or services. If Landlord is permitted by law to provide electricity to the Demised Premises by re-registering meters or otherwise and to collect any charges for such utilities, Landlord shall have the right to do so, in which event Tenant shall pay to Landlord upon receipt of bills therefor charges for such utilities provided the rates for such utilities shall not be more than the rates Tenant would be charged for such utilities if furnished directly to Tenant by the utility companies or governmental units which would otherwise have furnished such utilities. Landlord represents that the utilities serving the Demised Premises will be separately metered.


                                     ARTICLE VI
                       USE AND ENJOYMENT OF DEMISED PREMISES

     6.01 PERMITTED USES. Tenant shall use the Demised Premises solely for the purpose of conducting the Permitted Uses under the Tenant's Trade Name, and Tenant shall not use or permit or suffer the use of the Demised Premises for any other purpose whatsoever. Tenant agrees that at all times during the Term it shall operate a true "Outlet" retail store, selling generally such brand name merchandise at such prices as shall be typical of all other factory stores operated under Tenant's Trade Name and Tenant shall discount one hundred percent (100%) of its merchandise offered for sale at the Demised Premises by at least thirty percent (30%) from the regular suggested retail price thereof (which price shall be the original retail catalog price) and shall display two (2) prices (the regular suggested retail price and the discounted selling price) on each item of merchandise offered for sale.

     6.02 OPERATION OF BUSINESS. Except when and to the extent that the Demised Premises shall be untenantable by reason of damage by fire or other casualty, Tenant shall (a) fully stock and adequately staff the Demised Premises with trained personnel and shall continuously and uninterruptedly use, occupy, operate and conduct Tenant's business in the entire Demised Premises, (b) except as otherwise expressly provided herein, keep the Demised Premises open for business during and only upon, all business hours on all business days when the Shopping Center is open for business as determined by Landlord and as may be changed from time to time by Landlord, (c) maintain displays of merchandise in Tenant's display windows, if any, (d) keep Tenant's display windows illuminated during those hours and days that the Shopping Center is open for business, (e) use for office, clerical, storage or other non-selling purposes only such space as is reasonably required for the proper operation of Tenant's business in the Demised Premises, (f) use the insignia or other identifying mark or logo of the Shopping Center designated by Landlord and the name of the Shopping Center in Tenant's advertising of the Demised Premises, whether printed or visual, and in Tenant's stationery and other printed material, (g) use the Tenant's Trade Name on store signs and promotional material (and Tenant hereby grants Landlord the right to use the Tenant's Trade Name and the brand names of Tenant in brochures, newspapers, advertisements and other promotional material associated with the Shopping Center), and use the name of the Shopping Center and display it prominently in all of its advertising (provided, however that each such use of the name of the Shopping Center shall utilize the proper name, style and/or logo of the Shopping Center as shall be specified by Landlord), (h) apply for, secure, maintain and comply with all licenses or permits which may be required for the conduct of the Permitted Use and pay, if, as and when due all license and permit fees and charges of a similar nature in connection therewith, (i) keep the Demised Premises (including, without limitation, exterior and interior portions of all windows, doors and all other glass) in a neat, clean and safe condition, (j) maintain the Demised Premises and Tenant's personal property therein as an attractive shopping area in accordance with the general character of the Shopping Center, (k) fully cooperate with Landlord in promoting the use of such trade names and slogans as Landlord may adopt for the Shopping Center,
(l) pay before delinquency any and all taxes, assessments and public charges, levied, assessed or imposed upon Tenant's business or the rents payable by Tenant hereunder or upon Tenant's interest in this Lease or use or occupancy of the Demised Premises or leasehold improvements or fixtures, furnishings, equipment or personal property in the Demised Premises, (m) handle and dispose of all rubbish, garbage and waste from Tenant's operations in accordance with the rules and regulations established by Landlord including, but not limited to, the use of Landlord's approved garbage contractor and the execution of such contractor's standard agreement, and not permit the accumulation or burning of any garbage in, on or about any part of the Shopping Center and not permit any garbage or rubbish to be collected or disposed of from the Demised Premises except by a person approved in advance by Landlord, (n) take no action which would create any work stoppage, picketing, labor disruption or dispute, or any interference with the business of Landlord or any tenant or occupant in the Shopping Center or with the rights and privileges of any customer or other person lawfully in or upon the Shopping Center, nor cause any impairment or reduction of the good will of the Shopping Center, (o) accept from customers credit cards issued by a commercial or savings bank or savings and loan association, and (p) keep all utilities operational at such times as shall be necessary so as to prevent damage to the Demised Premises by the elements. Tenant shall not (i) operate its business under this Lease so as to violate any restrictive covenant or restrictive agreement contained in any other lease of which Tenant has knowledge, (ii) conduct any real or fictitious "going-out-of-business", auction, distress, fire or bankruptcy or similar sale, (iii) sell, display or distribute any alcoholic liquors or alcoholic beverages for consumption on or off the Demised Premises, (iv) use the Common Areas or any other premises outside of the Demised Premises for the sale or display of any merchandise, for solicitations or demonstrations or for any other business, occupation, undertaking or activity, (v) use or permit or suffer the use of any portion of the Demised Premises for improper, illegal or immoral purpose or for any activity of a type which is not generally considered appropriate for the Shopping Center or which will in any way conflict with any Requirement, (vi) use the plumbing facilities for any purposes other than that for which they were constructed, or dispose of any garbage or other foreign substance therein, whether through the utilization of so-called disposal or similar units, or otherwise, (vii) park trucks or other delivery vehicles so as to unreasonably interfere with the use of any driveways, walks, roadways, highways, streets, malls, parking areas or other Common Areas,
(viii) suffer, permit or commit any waste or any nuisance or other act or thing in the Demised Premises which may disturb any other tenant or occupant in the Shopping Center, (ix) permit any coin or token operated vending or amusement machine or similar device or pay telephone in the Demised Premises, (x) permit music or any other sounds in the Demised Premises to be heard outside of the Demised Premises, (xi) use or permit or suffer the use of any machines or equipment in the Demised Premises which cause vibration or noise that may be transmitted to or heard in any other building in the Shopping Center or in any part of the Common Areas, (xii) use or permit or suffer any undesirable odor, fumes or vapors to emanate from the Demised Premises, (xiii) carry on the business under any name or in any manner or permit any advertising which might, in the judgment of Landlord, reflect, or tend to reflect adversely on the Shopping Center, or confuse or mislead or tend to confuse or mislead the public in any apparent connection or relationship between Landlord and Tenant, (xiv) permit window cleaning or other maintenance and janitorial services in and for the Demised Premises to be performed except by such person as shall be approved by Landlord and except during reasonable hours designated for such purposes by Landlord, (xv) use any fork-lift truck, tow truck or any other machine for handling freight in the interior delivery system, if any, except for truck passageway portions thereof, or in the Demised Premises, unless the same is powered by electricity, (xvi) install, operate, or maintain in the Demised Premises any electrical equipment which will overload the electrical system therein, or any part thereof, beyond its reasonable capacity for proper and safe operation as determined by Landlord in light of the over-all system and requirements therefor in the Shopping Center or which does not bear underwriter approval, or (xvii) place a load on any floor in the Demised Premises or the Shopping Center exceeding the floor load per square foot which such floor was designed to carry, or install, operate or maintain therein any heavy item of equipment except in such manner as to achieve a proper distribution of the weight. Tenant covenants and agrees that should Tenant fail to comply with the provisions of Subparagraph (b) of this Section then in addition to, but not in limitation of, any and all other remedies which may be available to Landlord, Tenant shall pay to Landlord, upon demand, the greater of
(i) $500.00 or (ii) one and one-half (1-1/2) the PER DIEM amount of Fixed Rent and Additional Rent (including Percentage Rent based on the monthly average over the previous 12 months) set forth herein for every day that Tenant is closed in violation of the provisions of such Subparagraph to compensate Landlord for the damage to the Shopping Center caused by such closure.

     6.03 SIGNS. Tenant shall fabricate and install at Tenant's expense a suitable identification sign or signs of such size, design and character as Landlord shall designate and/or approve. All signs shall be in accordance with the signage policy or sign criteria established by the Landlord and shall be installed at a place or places designated by Landlord. Tenant shall submit for Landlord's approval one (1) shop drawing prepared by a sign company approved by Landlord at least sixty (60) days prior to the scheduled opening of the Shopping Center and such sign company shall fabricate and install such sign or signs. Tenant shall maintain any such sign or signs in good order and repair. Other than such permitted signs, Tenant shall not place or install, or permit or suffer to be placed or installed, or maintain, any sign upon or outside of the Demised Premises or in any part of the Shopping Center unless approved by Landlord. Tenant shall not place, install or maintain, or permit or suffer to be placed, installed or maintained, on the exterior of the Demised Premises, any awning, canopy, banner, flag, pennant, aerial, antenna or the like, nor place or maintain on the interior or exterior of the glass of the windows or the doors of the Demised Premises any sign, nor place in the display windows, if any, any signs other than signs of a reasonable size on the floor of the display windows identifying items of merchandise displayed therein.

     6.04 COMPLIANCE WITH LAWS. Tenant shall comply with the certificate of occupancy relating to the Demised Premises and with the Requirements.

     6.05 ACCESS TO PREMISES AND EXCAVATION. Landlord shall have the right to enter upon and in the Demised Premises at all reasonable times to examine the same and to make such repairs, alterations, improvements and additions in the Demised Premises or in the buildings in the Shopping Center as Landlord may deem necessary, and Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required therefor without the same constituting an eviction of Tenant, in whole or in part, and the Fixed Rent and Additional Rent shall in no way abate while such repairs, alterations, improvements or additions are being made by reason of loss or interruption of the business of Tenant due to the prosecution of any such work; provided, however, Landlord shall use reasonable efforts not to unreasonably interfere with or interrupt Tenant's business in the Demised Premises, but in no event shall Landlord be required to incur any additional expense for work to be done during hours or days other than regular business hours and days. Landlord shall also have the right to enter upon the Demised Premises at reasonable times to show them to prospective purchasers, lessees (under ground or underlying leases) and mortgagees of all or any part of the Shopping Center. During the six months prior to the expiration of the Term, Landlord may show the Demised Premises to prospective tenants of the Demised Premises, and during said period Landlord may also place upon the Demised Premises a "To Let" or "For Rent" sign, which sign shall not be removed, obliterated or hidden by Tenant. Landlord reserves the right, at any time and from time to time, to install, maintain, use, repair and replace pipes, duct work, conduits, utility lines and wires through hung ceiling space, column space and partitions in the Demised Premises and beneath the lower floor slabs of the Demised Premises, to use all or any part of the side walls, rear walls and roof of the Demised Premises for any purpose, to erect additional stories or other structures over all or any part of the Demised Premises for others to occupy and to erect temporary scaffolds and other aids to construction on the exterior of the Demised Premises, provided that access to, and visibility of, the Demised Premises shall not be denied. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever for the care, supervision or repair of the Demised Premises other than as in this Lease elsewhere provided. If an excavation or other building operation shall be made upon land or premises above, below or adjacent to the Demised Premises, Tenant shall give to the person authorized to cause such work to be done permission and a license to enter upon and in the Demised Premises for the purpose of doing such work as such person deems necessary to preserve the building of which the Demised Premises is a part from damage and to support the same with proper foundations, without the same constituting an eviction of Tenant, in whole or in part, and there shall be no abatement of Fixed Rent or Additional Rent; provided, however, Landlord shall use reasonable efforts not to unreasonably interfere with or interrupt Tenant's business in the Demised Premises.

     6.06 MECHANICS' LIENS. Nothing contained in this Lease shall be deemed, construed or interpreted to imply any consent or agreement on the part of Landlord to subject Landlord's interest or estate to any liability under any mechanic's or other lien law. If any mechanic's or other lien or any notice of intention to file a lien is filed against the Shopping Center, or any part thereof, or the Demised Premises, or any part thereof, for any work, labor, services or materials claimed to have been performed or furnished for or on behalf of Tenant or anyone holding any part of the Demised Premises through or under Tenant, Tenant shall cause the same to be canceled and discharged of record by payment, bond or order of a court of competent jurisdiction within 20 days after notice by Landlord to Tenant. Landlord shall have the right to post any notices of non-responsibility which may be provided for by the statutes of the state in which the property is located which Landlord may deem necessary for the protection of Landlord and Landlord's interest in the Demised Premises from mechanics' liens or liens of a similar nature; and Tenant shall, before the commencement of any work which might result in any such lien, give written notice to Landlord of its intention to do so in sufficient time to enable the posting of such notices.

     6.07 RENT ABATEMENT. Notwithstanding anything contained in this Lease to the contrary, if by reason of any of Landlord's work to the Common Area or the Demised Premises or by failure of utilities due to the intentional or negligent act of Landlord or its, agents, contractors, servants or employees, and provided Tenant shall have given Landlord notice of such condition, Tenant closes the Demised Premises for a period of three (3) or more consecutive days because Tenant is not able to operate the Demised Premises, Tenant shall be entitled to an abatement of Fixed Rent from the fourth day after closure until the earlier of (a) such date that Tenant shall have reopened the Demised Premises for business or (b) such date that the condition causing such closing has been eliminated.


                                    ARTICLE VII
                          ALTERATIONS, REPAIRS AND CHANGES

     7.01 ALTERATIONS BY TENANT. Tenant shall not make or cause to be made any improvements, alterations, additions, changes, replacements or installations to the Demised Premises, or make any cuts in the walls, ceilings, roofs, or floors thereof, or change the exterior color or architectural treatment of the Demised Premises, without on each occasion first obtaining the consent of Landlord, and if such consent is granted, Tenant shall carry such worker's compensation and general liability insurance and such other insurance as Landlord may require, naming Landlord as an additional insured. Tenant shall submit to Landlord plans and specifications for such work at the time Landlord's consent is sought. Any such improvements, alterations, additions, changes, replacements or installations will be performed in a good and workmanlike manner in accordance with the approved plans and specifications and in compliance with all Requirements and shall be performed and completed by Tenant in an expeditious manner. The cost of such improvements, alterations, additions, changes, replacements or installations shall be paid in cash or its equivalent so that the Demised Premises shall at all times be free of liens for work, labor, services or materials claimed to have been performed or furnished for or on behalf of Tenant or anyone holding any part of the Demised Premises through or under Tenant. All contractors and subcontractors performing work in or to the Demised Premises shall be approved by Landlord prior to the performance of any such work, which consent shall not be unreasonably withheld or delayed. Tenant shall have the right to make nonstructural alterations or additions costing, in the aggregate during the Term, not more than $25,000 without the consent of Landlord, provided (a) Tenant shall otherwise comply with the requirements of Section 7.01 including, but not limited to, the carrying of insurance as provided in said Section and the submission to Landlord of the plans and specifications for such alterations or additions and (b) such alterations or additions shall, when completed, be of such a character which will not reduce the value, rentability or usefulness of the Demised Premises or will not affect the facade, mechanical, electrical or structural components of either the Demised Premises or the Shopping Center or which would not reduce the Floor Space of the Demised Premises. All other proposed additions and alterations shall be subject to the consent of the Landlord, which consent shall not be unreasonably withheld.

     7.02 REPAIRS BY LANDLORD. Landlord shall make necessary structural repairs to the Demised Premises and the building of which it is a part (but excluding windows and window frames, doors, plate glass, store fronts, showcases and signs) and shall keep in good condition and repair the foundations and roof of the Demised Premises and those portions of the utility systems serving the Demised Premises which are for common use. Landlord shall not be required to make any such repairs where same were caused or occasioned by any act, omission or negligence of Tenant, any subtenant, concessionaire or licensees of Tenant, or any of their respective officers, employees, agents, customers, invitees or contractors. Landlord shall not be required to commence any such repair until notice shall be received from Tenant specifying the nature of the repair. The provisions of this Section shall not apply in the case of damage by fire or other casualty or by eminent domain, in which event the obligations of the parties shall be as provided in other Sections of this Lease. All costs and expenses incurred by Landlord pursuant to the provisions of this Section shall be deemed to constitute Common Area Costs.

     7.03 REPAIRS AND MAINTENANCE BY TENANT. Except for repairs required to be performed by Landlord under Section 7.02, Tenant shall make all repairs and replacements to, and shall keep clean, neat, safe, sanitary, in good order, repair and condition (including all painting and decorating necessary to maintain at all times a clean and sightly appearance) and free of vermin, the Demised Premises, including both inside and the outside, and any equipment, facilities, fixtures and systems including but not limited to fire detection and/or prevention systems therein. In making repairs, Tenant shall use materials equal in kind and quality to the original work. Tenant shall repaint and refurbish the Demised Premises at reasonable periodic intervals to assure that the Demised Premises is kept in a first-class and attractive condition through the Term. Tenant shall keep in full force and effect during the Term hereof a maintenance contract for the HVAC system with a company reasonably designated by Landlord, which contract shall include specific provisions for regularly scheduled periodic routine maintenance. Tenant shall deliver to Landlord a copy of the same and all renewals thereof. The provisions of this Section shall not apply in the case of reasonable wear and tear or damage by fire or other casualty or by eminent domain, in which event the obligations of the parties shall be as provided in other Sections of this Lease. All alterations and repairs hereunder shall be performed by contractors approved by

Landlord and all such work shall conform to existing structures and quality at the Shopping Center.

     7.04 CHANGES BY LANDLORD. Landlord reserves the right, at any time and from time to time, to increase, reduce or change the number, type, size, location, elevation, nature and use of any of the Common Areas and any of the buildings and other improvements in the Shopping Center, including, without limitation, the right to move and/or remove same and to add additional stories thereon, provided same shall not unreasonably block or interfere with Tenant's means of ingress or egress to and from the Demised Premises or materially interfere with the substantive visibility of Tenant's permitted exterior signs or display windows. Landlord shall not change or alter the Common Areas in any manner which would reduce the existing parking facilities of the Shopping Center to a ratio of less than 4.0 spaces to each 1,000 square feet of Floor Space of all leasable Floor Space in the Shopping Center.

     7.05 LANDLORD'S CONSENT. In no event shall Landlord be required to consent to any improvements, alterations, additions, changes, replacements or installations which, when completed, will, in Landlord's judgment, be of such a character which will reduce the value, rentability or usefulness of the Demised Premises or which will affect the facade, mechanical, electrical or structural components of either the Demised Premises or the Shopping Center or which would reduce the Floor Space of the Demised Premises or which are not in accordance with the design criteria for the Shopping Center.


                                    ARTICLE VIII
                              INSURANCE AND INDEMNITY

     8.01 INSURANCE BY TENANT. A. Tenant shall maintain the following insurance: (a) commercial comprehensive general public liability insurance in respect of the Demised Premises and the conduct or operation of business therein, with Landlord as an additional named insured, with limits of not less than $5,000,000 combined single limit for bodily injury or death and for property damage, including water damage and sprinkler leakage liability, (b) a policy of plate glass insurance covering all plate and crystal glass situated in the Demised Premises, (c) fire and extended coverage insurance in respect of Tenant's stock in trade, fixtures, furniture, furnishings, removable floor coverings, equipment, signs and all other property of Tenant in the Demised Premises to the extent of one hundred percent (100%) of the full insurable value of the property covered and not less than the amount sufficient to avoid the effect of the co-insurance provisions of the applicable policy or policies, and
(d) any other insurance required for compliance with any Requirements of which Tenant has received notice. Tenant shall deliver to Landlord and any additional insured specified by Landlord to Tenant such fully paid-for-policies or certificates evidencing such coverage before the Commencement Date. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional named insured such renewal policy or certificates evidencing such renewal at least 30 days before the expiration of any existing policy. All such policies shall be issued by companies of recognized responsibility licensed to do business in the state in which the Demised Premises is located and having a general policy holder's rating of not less than A, and financial ratings of not less than Class VIII as rated in the most current "Best's" Insurance Reports, and all such policies shall contain a provision whereby the same cannot be canceled or modified unless Landlord and any additional insured are given at least 30 days prior written notice by certified or registered mail of such cancellation or modification. Notwithstanding anything to the contrary, Tenant shall have the right to self insure as to (b) of the first sentence, provided Tenant shall meet all applicable requirements for self-insurance in the State in which the Shopping Center is located. All public liability policies shall contain a provision that Landlord, will be named as additional insured under said policies for any loss occasioned to it by reason of the negligence of Tenant, or its agents or employees. Each liability insurance policy shall include a "cross liability" endorsement, providing coverage for claims brought by another insured under such policy. All public liability, property damage and other casualty insurance policies shall be written as not contributing with any coverage which Landlord may carry. The requirement of $5,000,000 combined single limit may be satisfied by utilizing primary policies and umbrella liability policies.

          B. Tenant shall require any contractor of Tenant performing work in, on or about the Demised Premises to take out and keep in full force and effect, at no expense to Landlord (a) commercial general public liability insurance in respect of the Demised Premises, and the conduct of its work therein, with Landlord as an additional insured, with limits of not less than $3,000,000 combined single limit for bodily injury or death and for property damage, including water damage and sprinkler leakage legal liability; (b) workman's compensation or similar insurance in form and amounts required by law; and (c) comprehensive automobile liability insurance including owned, non-owned and hired car coverage in an amount not less than $3,000,000 combined single limit for bodily injury or death and for property damage.

     8.02 INCREASE IN PREMIUMS. Tenant shall not do, permit or suffer to be done any act, matter, thing or failure to act in respect of the Demised Premises or use or occupy the Demised Premises or conduct or operate Tenant's business in any manner objectionable to insurance companies whereby the fire insurance or any other insurance now in force or hereafter to be placed on the Demised Premises or the Shopping Center or any part thereof shall become void or suspended or bring or keep anything upon the Demised Premises which shall increase the rate of premiums of insurance on the Demised Premises or the Shopping Center or any part thereof or on the property located therein. If by reason of failure of Tenant to comply with the foregoing provisions of this Section, any premiums in respect of insurance maintained by Landlord shall be higher than those which would normally have been in effect, then Tenant shall be liable to Landlord as hereinafter set forth. In determining whether the rate of premiums of insurance has increased, a schedule, issued by the organization setting the insurance rate on the Shopping Center, showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up the fire insurance rate on the Shopping Center. In case of a breach of this covenant, in addition to all other rights and remedies of Landlord hereunder, Tenant shall (a) indemnify Landlord and hold Landlord harmless from and against any loss which would have been covered by insurance which shall have become void or suspended because of such breach by Tenant and
(b) pay to Landlord any and all increases of premiums on any insurance, including, without limitation, rent insurance, resulting from any such breach and the same shall be deemed to be Additional Rent. In addition to the foregoing, Tenant will, if Landlord so requests, cease any action and/or remove any objects or improvements which have resulted in increases in Landlord's insurance premiums.

     8.03 INDEMNIFICATION AND RELEASE. Tenant shall defend and indemnify Landlord and shall hold Landlord harmless from and against any and all injuries, losses, claims, actions, damages, liabilities and expenses (including attorneys' fees and expenses) to persons or property arising from, related to or in connection with the use or occupancy of the Demised Premises or the conduct or operation of business therein or any construction and/or alterations performed by Tenant therein or any default in the performance of any obligation of Tenant under this Lease. Landlord shall not be liable or responsible for, and Tenant hereby releases Landlord from, all liability or responsibility to Tenant or any person claiming by, through or under Tenant, by way of subrogation or otherwise, for any loss or damage to any property in or around the Demised Premises or to Tenant's business irrespective of the cause of such loss or damage, and Tenant shall require its insurer(s) to include in all of Tenant's casualty insurance policies which could give rise to a right of subrogation against Landlord a clause or endorsement whereby the insurer(s) shall waive any rights of subrogation against Landlord. If Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, Tenant shall indemnify and hold Landlord harmless from and against all costs, expenses and reasonable attorneys fees incurred or paid by Landlord in connection with such litigation.

     8.04 OPTION TO EXTEND. If Tenant shall exercise the right to extend the Term of this Lease, the amount of commercial general public liability insurance then carried by Tenant shall be increased as of the commencement of any such Extended Period by an amount equal to the percentage increase of the Price Index during the period from the Commencement Date to the last date of the then Term or from the period from the first date of the Extended Period to the last day of the then Term (in the event of more than one such option under Section 1.01(K)), as the case may be.


                                    ARTICLE IX
                            SUBORDINATION AND ATTORNMENT

     9.01 SUBORDINATION TO LEASES. This Lease and Tenant's interest herein (including, without limitation, Tenant's rights in respect of the Common Areas) are and shall be subject and subordinate to each and every ground lease or underlying lease now existing or hereafter made of the Shopping Center or any part thereof of which the Demised Premises is a part and to all renewals, modifications, replacements and extensions thereof; provided, however, that Landlord shall use all reasonable efforts to cause the landlord under any such ground or underlying lease to enter into an agreement with Tenant to the effect that in the event of a termination of any such lease by reason of the default of Landlord as the tenant thereunder, this Lease and the rights of Tenant hereunder shall continue in full force and effect and this Lease shall not be terminated or Tenant disturbed in its possession of the Demised Premises except in accordance with the provisions of this Lease and Tenant shall attorn to said landlord so long as said landlord shall agree to so recognize the rights of Tenant as aforesaid (and Tenant agrees to cooperate with Landlord and any such landlord in connection with the execution and deliver of any such Recognition Agreement). This section shall be self-operative and no further instrument or subordination shall be required. In confirmation of such subordination, Tenant shall upon request of Landlord, within 10 days of receipt of same, execute, acknowledge and deliver any and all documents and instruments subordinating this Lease and Tenant's interest herein, to any ground or underlying lease.

     9.02 SUBORDINATION TO MORTGAGES. This Lease and Tenant's interest herein (including, without limitation, Tenant's rights in respect of the Common Areas) shall be subject and subordinate to all mortgages now existing or hereafter made covering the Shopping Center or any part thereof (which shall include leasehold mortgages) and to all renewals, modifications, replacements, consolidations and extensions thereof and to any and all advances made thereunder and the interest thereon; provided, however, that Landlord shall use all reasonable efforts to cause the holder of any such mortgage to enter into an agreement with Tenant to the effect that in the event of foreclosure or other action taken in connection with or under such mortgage by the holder or any assignee thereof, this Lease and the rights of Tenant hereunder shall continue in full force and effect and this Lease shall not be terminated or Tenant disturbed in its possession of the Demised Premises except in accordance with the provisions of this Lease. This section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall upon request of Landlord, within 10 days of receipt of same, execute, acknowledge and deliver any and all documents and instruments subordinating this Lease and Tenant's interest herein to any such fee or leasehold mortgage.

     9.03 ATTORNMENT. In the event of (a) a transfer of Landlord's interest in the Demised Premises, (b) the termination of any ground or underlying lease or
(c) the purchase of the Demised Premises or Landlord's interest therein in a foreclosure sale or by deed in lieu of foreclosure under any mortgage or the purchase pursuant to a power of sale contained in any mortgage, then in any of such events Tenant shall attorn to and recognize such succeeding party as Tenant's landlord under this Lease for the balance then remaining of the Term, and Tenant shall promptly execute and deliver any instrument that such succeeding party may reasonably request to evidence such attornment (provided that such attornment shall be self-operative). Notwithstanding the subordination set forth in Section 9.02 above, upon such attornment, this Lease shall continue in full force and effect as a direct lease between such succeeding party and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease except the succeeding Landlord, who shall have succeeded by or through the rights of the holder of any mortgage, shall not be liable for any act or omission of Landlord prior to such lease termination or prior to such person's succession to title, nor be subject to any offset, defense or counterclaim accruing prior to such lease termination or prior to such person's succession to title, nor be bound by any payment of Fixed Rent or Additional Rent prior to such lease termination or prior to such person's succession to title for more than one month in advance or by any amendment or modification of this Lease or any waiver, compromise, release or discharge of any obligations of Tenant hereunder, unless such amendment, modification, waiver, compromise, release, discharge or prepayment shall have been expressly approved by the holder of any mortgage through or by reason of which succeeding Landlord shall have succeeded to the rights of Landlord under this Lease.

     9.04 DELIVERY OF DOCUMENTS. If Tenant fails to execute, acknowledge or deliver any of the documents or instruments required under this Article, same shall be deemed a material default of Tenant.

     9.05 CONSENT OF LANDLORD. Notwithstanding anything to the contrary provided in this Lease, in any instance where the consent of the holder of any ground or underlying lease or the holder of any mortgage may be required, Landlord shall not be required to give its consent until and unless the holder of any ground or underlying lease and/or the holder of any mortgage has given its consent. Nothing in this Section or elsewhere in this Lease shall be construed to require Landlord to give its consent to any matter to which Landlord's consent is required to be obtained.

     9.06 NOTICES TO MORTGAGEES. Tenant agrees that it will give prompt notice of Landlord's default in the performance of its obligations under this Lease to the holder of any mortgage (which shall include leasehold mortgages) to which this Lease is or shall be subordinate to if the default is of such nature as to
(a) give Tenant a right to cancel and terminate this Lease, or (b) reduce or abate the Fixed Rent or Additional Rent, (c) credit or offset any amounts against future rents payable hereunder or (d) claim a partial or total eviction (constructive or otherwise); provided that Tenant shall not give or be obligated to give such notice to any such party unless Landlord shall have advised Tenant in writing of the effectiveness of this Section, the status of such party as the holder of any such mortgage and the address to which such notices should be sent. Any such holder shall have the right (but not the obligation) to cure the default specified in such notice (which period shall in no event be less than the period to which Landlord would be entitled under this Lease to effect such remedy); and no such rights or remedies shall be exercised by Tenant until the expiration of said period or such additional time as may be reasonably required to cure any such default.


                                     ARTICLE X
                             ASSIGNMENT AND SUBLETTING

    10.01 ASSIGNMENT OR SUBLETTING. Excepting (i) any transaction where no consent is required under Section 10.05 hereof or (ii) any bona fide interstate public offering of Tenant's stock made by Tenant (for any of which such transactions Landlord's prior written consent shall not be required), Tenant shall not, by operation of law or otherwise, assign, sell, mortgage, pledge, or in any manner transfer this Lease or any interest therein, or sublet the Demised Premises, or grant any concession or license or otherwise permit occupancy of the Demised Premises by any person, without the prior written consent of Landlord; provided, however that notwithstanding the foregoing any request by Tenant for such consent of Landlord shall be subject to the exercise by Landlord of the Recapture Option (as hereinafter described in Section 10.03), and if Landlord shall not exercise such Recapture Option such consent shall be expressly conditioned upon compliance by Tenant with all the provisions of this
Article X. Tenant shall have no right to and shall not, sublet a part of the Demised Premises, nor permit occupancy of a part of the Demised Premises. Any attempt by Tenant to assign or transfer this Lease or to sublet the Demised Premises or any part or parts thereof or to grant a concession or license or otherwise permit occupancy of all or part of the Demised Premises otherwise than in compliance with the provisions of this Article X shall be absolutely and unconditionally null and void and of no force and effect whatsoever.

    10.02 NOTICE. If Tenant shall desire to assign, sell, mortgage, pledge or transfer this Lease or to sublet the Demised Premises or grant any concession or license or permit occupancy of the Demised Premises by any person (a "Proposed Transaction"), Tenant shall submit to Landlord a written request for Landlord's consent to such Proposed Transaction, which request shall contain or be accompanied by the following information: (i) the name and address of the proposed assignee, mortgagee, subtenant, licensee, concessionaire or occupant (the "Proposed Party"); (ii) the proposed basic financial terms and conditions of the Proposed Transaction including, without limitation, all consideration of every nature whatsoever to be paid to Tenant (including, without limitation, consideration for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property) in respect of such Proposed Transaction; (iii) the nature and character of the business of the Proposed Party and, if applicable, its proposed use of the Demised Premises; and
(iv) except with respect to the proposed mortgage of this Lease to an institutional mortgagee, banking, financial and other credit information with respect to the Proposed Party reasonably sufficient to enable Landlord to determine the financial responsibility of the Proposed Party. Upon receipt of any such written request and accompanying information from Tenant, Landlord shall be entitled to request any additional information from Tenant in respect of the Proposed Transaction and/or the Proposed Party as Landlord shall deem necessary in order to permit Landlord's comprehensive assessment of same, and Tenant shall furnish Landlord with such additional information promptly upon any such request by Landlord.

    10.03 RECAPTURE OPTION. A. Landlord shall have the following right, (the "Recapture Option"), to be exercised by notice ("Exercise Notice") given to Tenant within thirty (30) days after receipt of Tenant's request for consent and all additional information requested by Landlord pursuant to Section 10.02 hereof: Landlord may require Tenant to surrender the Demised Premises to Landlord and to accept a termination of this Lease as of a date (the "Termination Date") to be reasonably designated by Landlord in the Exercise Notice, which date shall not be less than thirty (30) days nor more than one hundred twenty (120) days following the date of Landlord's Exercise Notice. If Landlord shall elect to require Tenant to surrender the Demised Premises and accept a termination of this Lease, then this Lease shall expire on the Termination Date as if that date had been originally fixed as the expiration date. Landlord shall be free to, and shall have no liability to Tenant if Landlord shall lease the Demised Premises to Tenant's prospective assignee or subtenant. In the event that Landlord shall exercise the Recapture Option as herein provided, Tenant shall remit to Landlord, within fifteen (15) days after Landlord's demand therefor, (i) a sum equal to three (3) months then-current Fixed Rent and Additional Rent in order to cover Landlord's loss of rental income from the Demised Premises following the effective Termination Date and (ii) a sum equal to the then-unamortized (with such amortization being calculated from the Rent Commencement Date over the Initial Term) value of the aggregate of (x) Tenant's Improvement Allowance and
(y) the incremental additional cost to Landlord of providing any improvements or other installations made by Landlord in and upon the Demised Premises over and above Landlord's typical "vanilla shell" initial improvements for premises in the Shopping Center.

          B. If Landlord shall not exercise the option under paragraph A above within the time period therein provided, then Landlord shall not unreasonably withhold consent to a proposed assignment or subletting of the entire Demised Premises which consent or disapproval shall be given not later than thirty (30) days following Landlord's receipt of Tenant's request for consent provided under paragraph A above and all additional information requested by Landlord, provided that no Event of Default has occurred and is continuing hereunder and further provided that, at a minimum, all of the following conditions shall be fulfilled:

               (a) The subletting or assignment shall be in Landlord's reasonable judgment to a tenant whose occupancy will be in keeping with the dignity and character of the Shopping Center and whose financial standing and occupancy will not be more objectionable or more hazardous than that of Tenant herein and who has sufficient prior experience in retail operations;

               (b) The subletting or assignment shall be to a tenant who is a nationally known tenant and is a manufacturer of products of at least comparable type and quality to that of Tenant;

               (c) Any subletting shall be expressly subject to all of the obligations of Tenant under this Lease and shall specifically provide that there shall be no further subletting of the Demised Premises or assignment or mortgaging of the sublease except in compliance with the terms of this Lease;

               (d) The proposed sublessee or assignee shall not be a tenant, subtenant or assignee of any premises at the Shopping Center;

               (e) The proposed use in connection with the assignment or subletting is compatible in Landlord's judgment with the uses then existing at the Shopping Center;

               (f) The proposed use will not otherwise be in violation of any exclusive then contained in any lease in existence in the Shopping Center; and

               (g) The Guarantor, if any, shall affirm and ratify its guaranty in all respects.

     If this Lease is assigned or sublet, Landlord agrees that the Trade Name shall be consistent with those used by the permitted assignee or subtenant.

    10.04 ASSIGNMENT/SUBLEASE AMENDMENT. Landlord may, INTER ALIA, condition its consent to any Proposed Transaction upon the execution of an agreement pursuant to which Tenant and the Proposed Party agree to pay to Landlord any amounts due and payable in respect of the making of any Proposed Transaction wherein (i) any economic consideration in the form of money or property shall be paid to Tenant or any Guarantor, or to any affiliate or subsidiary of Tenant or any Guarantor, either in a lump sum, periodic payment or other form of consideration, with such payment to Landlord to be made upon the payment thereof to such party, and/or (ii) any Fixed Rent or Additional Rent in respect of the Demised Premises which shall exceed the Fixed Rent and Additional Rent payable pursuant to this Lease; except that Tenant shall in all cases be entitled to retain (a) such amount as may be paid to Tenant by the Proposed Party on account of unamortized book value (as shown on books and records maintained by Tenant in normal course of business in accordance with generally accepted accounting principles, consistently applied) of any leasehold improvements theretofore made by Tenant in the Demised Premises and (b) an amount equal to costs and expenses reasonably incurred by Tenant in connection with such assignment or sublease, including, without limitation, brokers' commissions and legal fees.

    10.05 CORPORATION OR PARTNERSHIP. If Tenant shall be a corporation or partnership, any transfer of voting stock or partnership interest resulting in the person(s) who, on the date of this Lease shall have owned a majority of such corporation's shares of voting stock or the general partners' interest in such partnership, as the case may be, ceasing to own a majority of such shares of voting stock or general partners' interest, as the case may be (except as the result of transfers by inheritance) shall be deemed to be an assignment of this Lease as to which Landlord's consent shall have been required, and in any such event Tenant shall so notify Landlord, except that this provision shall not be applicable to any corporation all the outstanding voting stock of which is listed on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended). For the purposes of this Section, the term "voting stock" shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation. Notwithstanding the foregoing, Tenant may without Landlord's consent, assign this Lease or sublet the entire Demised Premises to any corporation which is a subsidiary or parent of Tenant or under common control with Tenant or to any corporation with which Tenant or its parent may be merged or consolidated or which purchases all or substantially all of the assets of Tenant or those of its parent, provided (i) the business, name and operation being conducted in the Demised Premises as well as the type and quality of merchandise in the Demised Premises shall remain unaffected and in the case of an assignment hereunder or a sale of all or substantially all of the assets of Tenant or those of its parent (ii) the transferee's net worth equals or exceeds the greater of (a) Tenant's net worth as of the date hereof and (b) Tenant's net worth on the date immediately preceding the date of the proposed sale or transfer, and (iii) the Guarantor, if any, shall affirm and ratify its guaranty in all respects.

    10.06 MISCELLANEOUS. Notwithstanding any other provisions of this Article X to the contrary, in connection with any Proposed Transaction, (i) Tenant shall reimburse Landlord upon demand, for all expenses, including reasonable attorneys' fees, incurred in connection with any such Proposed Transaction and
(ii) Tenant and any Proposed Party shall, within ten (10) days after notice from Landlord, provide such additional information, execute and deliver to Landlord such documents and take such further action as Landlord may reasonably require to effect such Proposed Transaction or protect Landlord's rights in respect of this Lease. Neither the consent of Landlord to an assignment, subletting, mortgage, concession or license, nor the references in this Lease to assignees, subtenants, mortgagees, concessionaires or licensees, shall in any way be construed to relieve Tenant of the requirement of obtaining the consent of Landlord to any further assignment or subletting or to the making of any assignment, subletting, mortgage, concession or license for all or any part of the Demised Premises. In the event Landlord consents to any assignment of this Lease, the assignee shall execute and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee shall assume all of Tenant's obligations under this Lease. Notwithstanding any assignment or subletting, including, without limitation, any assignment or subletting permitted or consented to, the original Tenant named herein and any other person(s) who at any time was or were Tenant shall remain fully liable on this Lease, and if this Lease shall be amended, modified, extended or renewed, the original Tenant named herein and any other person(s) who at any time was or were Tenant shall remain fully liable on this Lease as so amended, modified, extended or renewed; provided, however, the original Tenant named herein shall not be liable for any renewal or extension for which it shall not have exercised itself or liable for any amendment or modification it has not consented to. Any violation of any provision of this Lease by any assignee, subtenant or other occupant shall be deemed a violation by the original Tenant named herein, the then Tenant and any other person(s) who at any time was or were Tenant, it being the intention and meaning that the original Tenant named herein, the then Tenant and any other person(s) who at any time was or were Tenant shall all be liable to Landlord for any and all acts and omissions of any and all assignees, subtenants and other occupants of the Demised Premises. If this Lease shall be assigned or if the Demised Premises or any part thereof shall be sublet or occupied by any person or persons other than the original Tenant named herein, Landlord may collect rent from any such assignee and/or any subtenants or occupants, and apply the net amounts collected to the Fixed Rent and Additional Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Section, or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of any person from the further performance by such person of the obligations of Tenant under this Lease.


                                     ARTICLE XI
                                    DESTRUCTION

    11.01 TOTAL OR PARTIAL DESTRUCTION. Tenant shall give prompt notice to Landlord in case of any fire or other damage to the Demised Premises. If (a) the Demised Premises shall be damaged by fire or other occurrence to the extent of more than 25% of the aggregate cost of replacement thereof, or (b) the buildings in the Shopping Center shall be damaged by fire or other occurrence to the extent of more than 25% of the aggregate cost of replacement thereof (whether or not the Demised Premises be damaged in whole or in part), or (c) the buildings in the Shopping Center shall be damaged by fire or other occurrence and either the loss shall not be covered by insurance or the insurance proceeds shall, by reasonable anticipation, be insufficient to pay for the repair or restoration work, then in any such event Landlord may terminate the Lease by notice given within 90 days after such event, and upon the date specified in such notice, which shall not be less than 30 days nor more than 60 days after the giving of said notice, this Lease shall terminate. If any damage by fire or other casualty shall render the Demised Premises untenantable, in whole or in part, a proportionate abatement of the Fixed Rent based upon the Floor Space rendered untenantable shall be allowed from the date when the damage occurred until completion of the repair or restoration work by Landlord as hereinafter provided, or, in the event Landlord elects to terminate this Lease, until said date of termination. If this Lease shall not be terminated after damage by fire or other casualty, Landlord shall, promptly after receipt of the insurance proceeds for such damage, or as soon as practicable in the event that insurance proceeds shall not be available, proceed with the restoration of the Demised Premises and the Shopping Center to substantially the condition in which the same existed prior to the damage with such changes as Landlord may desire or be required by any Requirements to make, except for tenant's stock in trade, fixtures, furniture, furnishings, removable floor coverings, equipment, signs and all other property, and Tenant shall promptly proceed with the restoration or replacement of its stock in trade, fixtures, furniture, furnishings, removable floor coverings, equipment, signs and all other property of Tenant and decorations in and around the Demised Premises. If Landlord shall not complete such restoration or repair of the Demised Premises within 180 days after such damage (such date to be extended for an additional 30 days for reasons beyond Landlord's reasonable control), Tenant shall have the right by notice to Landlord given on or before 30 days thereafter to terminate this Lease. Such right of termination shall be nullified if such repair or restoration shall be completed prior to the effective date of Tenant's notice. Such right of termination shall be Tenant's sole remedy and if not timely elected, the right to terminate this Lease hereunder shall be deemed waived and of no further force and effect. If terminated, Tenant shall remain responsible for all of its obligations under this Lease accruing to the date of termination. Tenant hereby waives any and all benefits or rights which Tenant might become entitled to by reason of any statute or law that may be in effect at the time of the occurrence of any such damage or destruction under which a lease is automatically terminated or a tenant is given the right to terminate a lease upon such an occurrence and Tenant agrees that the provisions of this section shall govern and control in lieu of the provisions thereof. Notwithstanding anything else to the contrary provided herein, Tenant shall not be required to operate the Demised Premises in the event that fewer than 3,100 square feet of Floor Space in the Demised Premises are tenantable.


                                    ARTICLE XII
                                   EMINENT DOMAIN

    12.01 TOTAL OR PARTIAL TAKING. If the whole of the Demised Premises shall be taken by any public or quasi-public authority under the power of condemnation, eminent domain or expropriation, or in the event of conveyance of the whole of the Demised Premises in lieu thereof, this Lease shall terminate as of the day possession shall be taken by such authority. If 25% or less of the Floor Space of the Demised Premises shall be so taken or conveyed, this Lease shall terminate only in respect of the part so taken or conveyed as of the day possession shall be taken by such authority. If more than 25% of the Floor Space of the Demised Premises shall be so taken or conveyed, this Lease shall terminate only in respect of the part so taken or conveyed as of the day possession shall be taken by such authority, but either party shall have the right to terminate this Lease upon notice given to the other party within 30 days after such taking of possession. If following such taking or conveyance in lieu thereof, fewer than 3,100 square feet of Floor Space remain in the Demised Premises, Tenant shall have the right to terminate this Lease upon notice to Landlord within thirty (30) days after receipt by Tenant of notice of such taking. If this Lease shall continue in effect as to any portion of the Demised Premises not so taken or conveyed, the Fixed Rent and Additional Rent shall be computed as of the date when possession shall have been taken on the basis of the remaining Floor Space of the Demised Premises. Except as specifically provided herein, in the event of any such taking or conveyance there shall be no reduction in Fixed Rent or Additional Rent. If this Lease shall continue in effect, Landlord shall, at its expense, but only to the extent of an equitable proportion of the award or other compensation available to Landlord for the portion of the Demised Premises taken or conveyed (excluding any award or other compensation for land and after deducting the expense incurred in connection with condemnation), make or cause to be made all necessary alterations so as to constitute the remaining Demised Premises a complete architectural and tenantable unit, except that Tenant shall make all alterations or replacements to its stock in trade, fixtures, furniture, furnishings, removable floor coverings, equipment, signs and all other property of Tenant and decorations in and around the Demised Premises. In the event that the Demised Premises is not restored to a complete architectural and tenantable unit within one hundred eighty (180) days of such taking, regardless of whether such failure is due to an insufficiency of the award, Tenant shall have the right to terminate this Lease by notice to Landlord within thirty (30) days after the expiration of such one hundred eighty day-period. If more then 20% of the Floor Space of the Shopping Center shall be so conveyed (whether or not the Demised Premises is conveyed in whole or in part), or if so much of the parking facilities shall be taken or conveyed that the number of parking spaces necessary, or appropriate, in Landlord's reasonable judgment, for the continued operation of the Shopping Center shall not be available, then in such event Landlord may, terminate this Lease upon notice given to Tenant within 30 days after such taking of possession. All awards and compensation for any taking or conveyance, whether for the whole or a part of the Shopping Center, the Demised Premises or otherwise, shall be the property of Landlord, and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all such awards and compensation, including, without limitation, any award or compensation for the value of the unexpired portion of the Term. Tenant shall be entitled to claim, prove and receive in the condemnation proceeding such award or compensation as may be allowed for its trade fixtures and for loss of business, good will, depreciation or injury to and cost of removal of stock in trade, but only if such award or compensation shall be made by the condemning authority in addition to, and shall not result in a reduction of, the award or compensation made by it to Landlord.


                                    ARTICLE XIII
                                      DEFAULT

    13.01 DEFAULTS. Each of the following shall be deemed to be an Event of Default by Tenant and a breach by Tenant hereunder: (a) the filing by or against the original Tenant named herein or the then named Tenant or Guarantor in any court, pursuant to any statute either of the United States or of any state, of a petition in bankruptcy or insolvency or a petition for reorganization or for the appointment of a receiver or trustee of all or a portion of the property of the original Tenant named herein or the then Tenant or Guarantor, or the making by the original Tenant named herein or the then Tenant or Guarantor of an assignment for the benefit of creditors, or the petitioning for or entering into an arrangement pursuant to any statute either of the United States or of any state by the original Tenant named herein or the then Tenant or Guarantor, or the taking of this Lease under any writ of execution or attachment, or the issuance of any execution or attachment against the original Tenant named herein or the then Tenant or Guarantor or any of their property, or the dissolution or liquidation or the commencement of any action or proceeding for the dissolution or liquidation of the original Tenant named herein or the Tenant or Guarantor, (b) the passing of the Lease to or the devolution of this Lease upon any person(s) other than Tenant or a permitted assignee, whether by operation of law or otherwise, (c) the Demised Premises being abandoned, (d) the Demised Premises becoming vacant or deserted and remaining so for five days after Landlord shall have given to Tenant a notice specifying the nature of such default, (e) the default in the payment of any Fixed Rent or Additional Rent or any part thereof when same is due, or in the making of any other payment herein provided for, and the continuance of such default for five days after Landlord shall have given to Tenant a notice specifying the nature of such default, (f) the default by Tenant or any affiliate of Tenant under any other lease with Landlord or any affiliate of Landlord, (g) the default in the performance of any other obligation of Tenant under this Lease, and the continuance of such default for twenty (20) days after Landlord shall have given to Tenant a notice specifying the nature of such default, but if said default shall be of such a nature that it cannot reasonably be cured or remedied within said twenty-day period, same shall not be deemed an Event of Default if Tenant shall have commenced in good faith the curing or remedying of such default within such twenty-day period and shall thereafter continuously and diligently proceed therewith to completion, provided, however, that Tenant shall, in fact, cure such default within seventy-five (75) days from the date the notice is given, or (h) if Tenant shall commit the same type of default more than three times in any period of 12 consecutive months, then, notwithstanding that such defaults shall have each been cured within the period after notice as hereinbefore provided in this Section 13.01, any further similar default shall be deemed to be deliberate and an immediate "Event of Default" (and if any further similar default shall occur Landlord, without affording Tenant an opportunity to cure such further default, may thereafter serve upon Tenant a notice that this Lease will terminate on a date to be specified in such notice, which date shall be not less than three (3) days after such notice, and upon the date so specified this Lease shall terminate but Tenant shall remain liable as hereinafter provided). For the purposes of this Section 13.01, the term "affiliate" shall mean any person controlled by, controlling or under common control with the first person.

13.02 REMEDIES OF LANDLORD. A. Tenant shall pay to Landlord, on demand, such reasonable expenses as Landlord may incur, including, without limitation, court costs and attorneys' fees and disbursements, in enforcing the performance of any obligation of Tenant under this Lease. During the continuance of any Event of Default (whether occurring prior to the Commencement Date or during the Term), in addition to any other rights Landlord may have at law or in equity for Tenant's default, Landlord shall have the right, at its option, to serve upon Tenant a notice that this Lease will terminate on a date to be specified in such notice, which date shall not be less than three days after such notice, and upon the date so specified this Lease shall terminate but Tenant shall remain liable as hereinafter set forth. Nothing in this Section 13.02 shall be deemed to require Landlord to give the notices(s) herein provided for prior to the commencement of a summary proceeding for non-payment of Fixed Rent or Additional Rent on account of any default in the payment thereof; it being intended that such notice(s) are for the sole purpose of creating a conditional limitation hereunder pursuant to which this Lease shall be terminated and Tenant shall become a holdover tenant.

          B. If this Lease shall be terminated as provided above in this Section, or if this Lease shall be terminated by summary proceedings or otherwise or possession of the Demised Premises is regained by Landlord, (a) Landlord or its agents, servants or representatives may, immediately or at any time thereafter, re- enter and resume possession of the Demised Premises and remove all persons and property therefrom, either by summary dispossess proceedings or by a suitable action or proceeding at law, or by force or otherwise, without being liable for any damages therefor, and no such re-entry shall be deemed an acceptance or surrender of this Lease, (b) Landlord may, in its own name, but as agent for Tenant if this Lease is not terminated or in Landlord's own behalf if this Lease is terminated relet the whole or any portion of the Demised Premises for any period equal to or greater or less than the period which would have constituted the balance of the Term, for any sum which Landlord may deem reasonable, to any tenant(s) which Landlord may deem suitable and satisfactory, and for any use and purpose which Landlord may deem appropriate, and Landlord may grant concessions of free rent, and (c) Landlord, at Landlord's option, may make such alterations, repairs, replacements and decorations in and to the Demised Premises and/or the granting of such tenant improvement allowance as Landlord in its sole judgment considers advisable or necessary for the purpose of reletting the Demised Premises and the making of such alterations, repairs, replacements and decorations and/or the granting of such tenant improvement allowance shall not operate or be construed to release Tenant from liability hereunder. Landlord shall in no event be liable in any way whatsoever for its failure or refusal to relet the Demised Premises or any part thereof, or in the event the Demised Premises are relet for its failure to collect the rent under such reletting, and no such refusal or failure to relet or failure to collect rent shall release or affect Tenant's liability for damages or otherwise under this Lease. Landlord shall not in any event be required to pay to Tenant any surplus of any sums received by Landlord on a reletting of all or any part of the Demised Premises in excess of the Fixed Rent and Additional Rent reserved in this Lease.

          C. In the event of any breach by Tenant mentioned in subdivision (a) of Section 13.01, Landlord shall immediately and IPSO FACTO, without notice or other action by Landlord, become entitled to recover from Tenant, and Tenant shall pay to Landlord, as liquidated damages for such breach, an amount equal to the difference, discounted to the date of such breach at the rate of 4% PER ANNUM, between (i) the Fixed Rent and Additional Rent plus Percentage Rent at the rate thereof computed on the basis of the most recent actual Percentage Rent for any calendar year during the Term for the period from the date of such breach to the end of what would otherwise have constituted the balance of the Term, and (ii) the then fair and reasonable rental value of the Demised Premises for the same period. If the Demised Premises or any part thereof shall be relet by Landlord after such a breach but before presentation of proof of such liquidated damages, the amount of rent reserved upon such reletting, in the absence of evidence to the contrary, shall be deemed to be the fair and reasonable rental value for the part of the Demised Premises so relet during the term of such reletting. Until such time as the above-mentioned full liquidated damages are paid to Landlord, an amount equal to the full value of each installment of Fixed Rent and Additional Rent reserved under this Lease shall be due and payable at the times specified in this Lease, and if, by reason of the subsequent payment of such full liquidated damages to Landlord, Landlord shall have received a sum in excess of all amounts to which Landlord shall be entitled under this Section, such excess shall be refunded upon the receipt by Landlord of such full liquidated damages. Nothing herein contained shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages by reason of termination due to subdivision (a) of Section 13.01, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when and governing the proceeding in which such damages are to be proved, whether or not such amount is to be greater, equal or less than the amount of the difference referred to above.

          D. In all other defaults, the full amount of each installment of Fixed Rent and Additional Rent reserved under this Lease or the amounts due to Landlord under the next succeeding sentence shall be due and payable at the times specified in this Lease. If this Lease shall be terminated as provided above in this Section, or if this Lease shall be terminated by summary proceedings or otherwise or possession of the Demised Premises is regained by Landlord, whether the Demised Premises shall be relet or not, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, (x) the amounts equal to all of the reasonable expenses incurred by Landlord in connection with recovering possession of the Demised Premises, any reletting(s), brokerage in connection with any reletting(s), court costs and reasonable attorneys' fees and disbursements, and any reasonable expenses for putting and keeping the Demised Premises in good order and for making alterations, repairs, replacements and decorations in and to the Demised Premises and/or any amounts granted to such new tenant for tenant improvement allowance and otherwise preparing the same for reletting(s), which amounts shall be due and payable by Tenant to Landlord on demand after any such expenses are incurred by Landlord, and (y) for each month of the balance of the Term or the period which would otherwise have constituted the balance of the Term, the amount, if any by which
(i) the sum of one monthly installment of the then current Fixed Rent which would have been payable for the month in question had there been no default by Tenant, plus one monthly installment of the then current Additional Rent which would have been payable for the month in question had there been no default by Tenant, plus 1/12th of the Percentage Rent for the most recent calendar year during the Term exceeds (ii) the net amount, if any, of the rents collected on account of the reletting(s) of the Demised Premises for each month of such period, which amounts shall be due and payable by Tenant to Landlord in monthly installments on the last day of each month, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding.

          E. In the event of any breach or threatened breach by Tenant of any of the covenants or provisions of this Lease or in the case of an Event of Default, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity; mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy at law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of this Lease being terminated and/or Landlord obtaining possession of the Demised Premises pursuant to the provisions of this Article.

    13.03 ADDITIONAL RIGHT OF LANDLORD TO CURE TENANT'S DEFAULTS. Landlord may, but shall not be obligated to, cure at any time upon 10 days' notice, or without notice in case of emergencies, any default(s) by Tenant under this Lease, and

Tenant shall pay to Landlord on demand all costs and expenses incurred by Landlord in curing such default(s), including, without limitation, court costs and reasonable attorneys' fees and disbursements in connection therewith, together with interest on the amount of costs and expenses so incurred, at the rate PER ANNUM which is four (4%) percentage points above the prime rate of Chase Manhattan Bank in effect on such date but in no event higher than the maximum rate allowed by law.

    13.04 BANKRUPTCY OR INSOLVENCY. A. Neither Tenant's interest in this Lease, nor any estate hereby created in Tenant nor any interest herein or therein, shall pass to any trustee, except as may specifically be provided pursuant to 11 U.S.C. 101 ET SEQ. (the Bankruptcy Code"), or to any receiver or assignee for the benefit of creditors or otherwise by operation of law except as may specifically be provided pursuant to the Bankruptcy Code.

          B. Upon the filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed, agree as follows: (i) to perform each and every obligation of Tenant under this Lease, including, but not limited to, the manner of use and operation as provided in Article I and Article VI until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court; (ii) to pay monthly in advance on the first day of each month, as reasonable compensation for use and occupancy of the Demised Premises, an amount equal to the monthly installment of Fixed Rent and Additional Rent otherwise due pursuant to this Lease and to pay Percentage Rent monthly at the percentage set forth in this Lease for the year in which such month falls on all sales during such month in excess of one-twelfth (1/12th) of the Base Gross Sales for such year, with payment of all such percentage rent to be made by the fifteenth (15th) day of the succeeding month; (iii) to reject or assume this Lease within sixty (60) days of the appointment of such trustee under Chapter 7 of the Bankruptcy Code or within one hundred twenty (120) days (or such shorter term as Landlord, in its sole discretion, may deem reasonable, so long as notice of such period is given) of the filing of a petition under any other Chapter of the Bankruptcy Code; (iv) to give Landlord at least forty-five (45) days' prior written notice of any proceeding related to any assumption of this Lease; (v) to give at least thirty (30) days' prior written notice of any abandonment of the Demised Premises, with any such abandonment to be deemed a rejection of this Lease and an abandonment of any property not previously moved from the Demised Premises; (vi) to do all other things of benefit to Landlord otherwise required under the Bankruptcy Code; (vii) to be deemed to have rejected this Lease in the event of the failure to comply with any of the above; and (viii) to have consented to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above, waiving notice and hearing of the entry of same.

          C. No default of this Lease by Tenant, either prior to or subsequent to the filing of such a petition, shall be deemed to have been waived unless expressly done so in writing by Landlord. It is understood and agreed that this is a lease of real property in a shopping center and that, therefore, Section 365(b)(3) of the Bankruptcy Code is applicable to any proposed assumption of this Lease in a bankruptcy case. Included within and in addition to any other conditions or obligations imposed upon Tenant or its successor in the event of assumption and/or assignments are the following: (i) the cure of any monetary defaults and the reimbursement of any pecuniary loss immediately upon entry of a court order providing for assumption and/or assignment; (ii) the deposit of a sum equal to three (3) months rent to be held by Landlord as a security deposit;
(iii) that the use of the Demised Premises remain as set forth in Article VI and the quality, quantity and/or lines of merchandise of any goods or services required to be offered for sale remain unchanged; (iv) that the debtor, debtor in possession, trustee, or assignee of such entity demonstrates in writing that it has sufficient background including, but not limited to, substantial retailing experience in shopping centers of comparable size and financial ability to operate a retail establishment of the Demised Premises in the manner contemplated in this Lease, and meets all other reasonable criteria of Landlord as did Tenant upon execution of this Lease; (v) that the prior written consent of any Mortgagee to which this Lease has been assigned as collateral security; (vi) that the Demised Premises, at all times, remains a single store and no physical changes of any kind may be made to the Demised Premises unless in compliance with the applicable provisions of this Lease, and (vii) that Tenant shall pay any and all reasonable costs and expenses (including but not limited to reasonable legal fees) incurred by Landlord in connection with any such filing of a petition by or against Tenant under the Bankruptcy Code.

          D. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord upon the receipt thereof by Tenant or any Trustee shall be held in trust for the benefit of Landlord and shall be promptly paid to Landlord upon the entry of an appropriate order by the United States Bankruptcy Court.

                                    ARTICLE XIV
                              RIGHT TO RELOCATE TENANT

    14.01 Deleted.


                                     ARTICLE XV
                                   MISCELLANEOUS

    15.01 RULES AND REGULATIONS. Tenant shall comply with and observe all reasonable rules and regulations which Landlord shall from time to time promulgate for the management and use of the Shopping Center which shall include the storefront criteria for the Shopping Center, and Tenant shall use its best efforts to cause its subtenants, concessionaires and licensees and their and Tenant's respective officers, employees, agents, customers and invitees to comply with and observe such rules and regulations after notice thereof shall be given to Tenant. Landlord shall have the right from time to time to reasonably amend or supplement any rules and regulations theretofore promulgated. Tenant's failure to keep and observe all rules and regulations shall constitute a material breach of the terms of this Lease in the manner as if the same were contained herein as covenants. Annexed hereto as Exhibit "D" is a schedule of those rules and regulations and storefront criteria which have been promulgated by Landlord as of the date hereof. If there shall be any conflict between the rules and regulations and the provisions of this Lease, the provisions of this Lease shall control.

    15.02 HOLDOVER. In the event Tenant remains in possession of the Demised Premises after the expiration of the Term, Tenant shall be deemed to be occupying the Demised Premises as a tenant from month to month at the sufferance of Landlord subject to all of the provisions of this Lease, except that the Fixed Rent shall be at the monthly rate equal to twice the monthly rate of Fixed Rent in effect during the last month of the Term and Percentage Rent shall be at the monthly rate equal to 1/12th of the greatest amount of Percentage Rent paid or payable by Tenant for any one year prior to such period, and Tenant shall be responsible for any and all other damages (including, without limitation, consequential damages) which Landlord may sustain by reason of such action by Tenant.

    15.03 OWNERSHIP OF IMPROVEMENTS AND PERSONAL PROPERTY. All installations, alterations, additions, betterments and improvements upon the Demised Premises, made by any party, including, without limitation, all pipes, ducts, conduits, wiring, panelling, partitions, railings, mezzanine floors, galleries and the like shall become the property of Landlord when installed and, except as otherwise expressly provided in Section 15.04, shall remain upon and be surrendered with the Demised Premises as a part thereof at the expiration or sooner termination of the Term. Movable trade fixtures and other personal property which Tenant installs at its own expense shall remain Tenant's property and may be removed at any time provided Tenant promptly repairs any damage caused by such removal and provided further that Tenant shall not then be in default under this Lease. Any personal property of Tenant or subtenant, concessionaire or licensee which shall remain in the Demised Premises after the termination of this Lease and the removal of Tenant and/or such subtenant, concessionaires or licensee from the Demised Premises, may, at the option of the Landlord, be deemed to have been abandoned by Tenant or such subtenant, concessionaire or licensee and either be retained by Landlord as it is property or be disposed of, in such manner as Landlord sees fit, at Tenant's expense.

    15.04 END OF TERM. At the expiration or sooner termination of the Term, Tenant shall quit and surrender to Landlord the Demised Premises, broom clean and in good order and condition, ordinary wear and tear and damage by fire and any other insured casualty excepted. At such expiration or sooner termination Tenant shall remove all property of Tenant and its signage, including but not limited to, its storefront signage, and at the option of Landlord, shall remove any or all alterations and other improvements made by Tenant to the Demised Premises as designated by Landlord at the time of making such improvements and Tenant shall repair all damage to the Demised Premises caused by such removal and restore the Demised Premises to the condition in which they were at the Commencement Date.

    15.05 WAIVER OF JURY TRIAL AND RIGHT TO COUNTERCLAIM. Landlord and Tenant shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, and any emergency or other statutory remedy. Tenant further agrees that it shall not interpose any counterclaim(s) in a summary proceeding or in any action based on holdover or non-payment of Fixed Rent and/or Additional Rent.

    15.06 NO WAIVER. The failure of Landlord to insist in any one or more cases upon the strict performance or observation of any obligation of Tenant hereunder or to exercise any right or option contained herein shall not be construed as a waiver or relinquishment for the future of any such obligation of Tenant or any right or option of Landlord. Landlord's receipt and acceptance of Fixed Rent and/or Additional Rent, or Landlord's acceptance of performance of any other obligation by Tenant, with knowledge of Tenant's breach of any provision of this Lease, shall not be deemed a waiver of such breach. No consent, approval or waiver, express or implied, by Landlord or Tenant to or of any breach of any covenant, agreement or obligation, of Landlord or Tenant shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, agreement or obligation unless in each case in writing signed by Landlord or Tenant, whichever the case may be. Landlord's failure during the Term to prepare and deliver to Tenant any bill, statement or notice with respect to any item of Fixed Rent or Additional Rent or any increases thereto by operation of any provision of this Lease, shall not in any way cause Landlord to forfeit or surrender its right to collect any item of Fixed Rent or Additional Rent which may become due during the Term nor shall such failure extend the date(s) on which any such items of Fixed Rent and/or Additional Rent are due. Notwithstanding the foregoing sentence, except as may be expressly set forth in Sections 3.03 and 3.04 hereof, in no event shall Landlord be deemed to have any obligation to bill any item of

Fixed or Additional Rent or any increases thereto. IN NO EVENT SHALL LANDLORD BE LIABLE FOR THE ACTS OF ANY TENANT OR OCCUPANT OF THE SHOPPING CENTER, EVEN IF SUCH ACTS SHALL BE IN VIOLATION OF SUCH TENANT'S OR OCCUPANT'S LEASE OR OTHER AGREEMENT WITH LANDLORD. IN ADDITION, IN NO EVENT SHALL LANDLORD BE LIABLE FOR SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING WITHOUT LIMITATION TENANT'S LOST PROFITS OR GOOD WILL.

    15.07 QUIET ENJOYMENT. Landlord covenants that Tenant, on paying the Fixed Rent and Additional Rent and performing all of Tenant's obligations under this Lease, shall peacefully and quietly have, hold and enjoy the Demised Premises, the Common Areas and the appurtenances throughout the Term without hindrance, ejection or molestation by any person lawfully claiming under Landlord, subject to the terms and provisions of this Lease and to all mortgages and ground and underlying leases of record to which this Lease may be or become subject and subordinate.

    15.08 ESTOPPEL CERTIFICATES. Landlord and Tenant shall, at any time and from time to time, within 10 business days and following notice by the other party, execute, acknowledge and deliver to the party which gave such notice a statement in writing certifying (a) that this Lease is unmodified and in full force and effect, or if there shall have been any modification(s) that the same is in full force and effect as modified and stating the modification(s), and (b) the date to which the Fixed Rent and Additional Rent have been paid in advance, and (c) whether or not to the best of knowledge of the signer of such certificate the other party is in default hereunder, and, if so, specifying each such default, and (d) with respect to Tenant, whether Tenant has exercised any option(s) to extend the Term of this Lease, and, if so, specifying each such extension, and (e) certifying any other matter which shall be reasonably requested by any lender or prospective lender of Landlord or any party acting on behalf of Tenant. Any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser, assignee or transferee of Tenant's interest in this Lease and of Landlord's interest in the Lease or in the building or Shopping Center.

    15.09 LANDLORD'S UNAVOIDABLE DELAYS. This Lease and the obligations of Tenant to pay Fixed Rent and Additional Rent and perform all of the other obligations hereunder shall in no way be affected, impaired or excused because Landlord is unable to supply, or is delayed in supplying any service expressly or implied to be supplied, or is unable to make or is delaying in making any repairs, additions, alterations or decorations, or is unable to supply or is delayed in supplying equipment or fixtures, if Landlord is prevented or delayed from doing so by reason of any cause beyond Landlord's control, except in case of fire or casualty damage as provided in Section 11.01, provided that Landlord shall use reasonable efforts to resume such supply or to make such repairs, additions or alterations.

    15.10 FINANCIAL STATEMENTS. From time to time, but not more than once a year, upon Landlord's written request, Tenant shall promptly furnish to Landlord financial statements prepared by Tenant's independent certified public accountant setting forth Tenant's then-current financial condition.

    15.11 NOTICES. Any notice, demand, waiver, approval or consent hereunder shall be in writing and shall be deemed duly served if mailed by registered or certified mail in any post office station or letter box in the continental United States, return receipt requested, or sent by reputable overnight carrier with delivery charges prepaid and proof of delivery service to be provided, addressed:

     If to Tenant to it at the address set forth at the beginning of this Lease, or such other address as Tenant shall have last designated by notice to Landlord.

     If to Landlord to it at 103 Eisenhower Parkway, Roseland, New Jersey 07068;
Attention: Manager - Lease Administration and General Counsel with a copy to Horwitz, Toback & Hyman, 500 Fifth Avenue, New York, New York 10110-0095,
Attention: Marvin J. Hyman, Esq., or such other address as Landlord shall have last designated by notice to Tenant.

     Such notice, demand, waiver, approval or consent shall be deemed served upon receipt or refusal of delivery.

    15.12 BROKERAGE. Tenant represents that it has had no dealings with any broker or agent in connection with this Lease other than the Broker, if any, and covenants to pay, hold harmless and indemnify Landlord from and against any and all costs, expense or liability for any compensation and charges claimed by any other broker or agent in respect of this Lease or the negotiation thereof with whom Tenant is claimed to have had dealings.

    15.13 WAIVER OF LANDLORD'S LIABILITY. Notwithstanding any provision to the contrary, Tenant shall look solely to the equity of Landlord in and to the Shopping Center or, if this Lease becomes subordinate to any ground or underlying lease, the leasehold interest of Landlord as lessee under such ground or underlying lease, in the event of a breach or default by Landlord pursuant to the provisions of this Lease, and Tenant agrees that the liability of Landlord under this Lease shall not exceed the value of such equity of Landlord in the Shopping Center (or portion thereof) or said leasehold interest, as the case may be. No other properties or assets of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) arising out of, or in connection with, this Lease; and if Tenant shall acquire a lien on any such other properties or assets by judgment or otherwise, Tenant shall promptly release such lien on such other properties and assets by executing, acknowledging and delivering to Landlord an instrument to that effect prepared by Landlord's attorneys.

    15.14 SUCCESSORS AND ASSIGNS. The provisions of this Lease, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns.

    15.15 LEGAL EXPENSES. If it shall be necessary for either Landlord or Tenant to employ an attorney to enforce its rights pursuant to this Lease because of the breach or default of the other party, the prevailing party shall be entitled to recover all of its reasonable costs, expenses and attorneys' fees.

    15.16 INTERPRETATION. Irrespective of the place of execution or performance, this Lease shall be governed by and construed in accordance with the laws of the state in which the property is located. If any provision of this Lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. Captions, headings, titles and the Table of Contents in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation or other provision of this Lease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of the Lease unless otherwise expressly provided. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. Upon the request of

Landlord, Tenant will execute and deliver to Landlord a notice of lease in recordable form.

    15.17 OPTION TO EXTEND. If Tenant shall have the right to extend the Term of this Lease, such right shall be personal to the original Tenant named in this Lease and shall not be exercisable by any assignee or subtenant of the original Tenant named nor shall such right be exercisable by the original Tenant named in this Lease if such original Tenant shall have theretofore assigned its interest in this Lease or shall have sublet the Demised Premises. In order for such right to be effectively exercised, such right must be exercised by notice to Landlord no earlier than 547 days but no later than 365 days prior to the expiration of the existing Term. Any exercise of the option under this Lease shall be of no effect, if Tenant is in default beyond the applicable period for curing the same at the time of such notice, or is in default at the commencement of the Extended Period, or has been in default. Tenant agrees that it shall waive its right to exercise such option if it shall fail for any reason whatsoever to give such notice to Landlord by the time provided for the giving of such notice, whether such failure is inadvertent or intentional, time being of the essence as to the exercise of such option. Such Extended Period shall be at the same terms and conditions, and Tenant shall pay the Fixed Rent and Additional Rent as set forth herein, but Tenant shall have no further right to extend the Term of this Lease (except as provided in Section 1.01(K)).

    15.18 CONSENTS AND APPROVALS.  Deleted.

    15.19 RADIUS. Tenant covenants and agrees that neither Tenant nor any affiliate, as such term is defined in Section 13.01 of this Lease, shall directly or indirectly, either individually or as a partner or stockholder or otherwise, own, operate or become financially interested in either a factory or manufacturers outlet store or an off-price or discount retail store with a similar or competing business within a radius of 25 air miles from the extreme limits of the Shopping Center. Should Tenant violate this provision, then in addition to any and all rights and remedies which Landlord may have, at law or in equity, Landlord may require Tenant to include the gross sales from any such factory or manufacturers outlet store or off-price or discount retail store located within such restricted radius in the Gross Sales reportable by Tenant to Landlord under the terms of this Lease for the purpose of computing Percentage Rent due hereunder, and Landlord shall likewise have the right to examine the books and records in respect of each such similar or competing business. This Article shall not apply to any such store or stores which are open and are being operated by Tenant within the restricted area as of the date of the execution of this Lease.

    15.20 COMPLETE AGREEMENT. There are no representations, agreements, arrangements or understandings, oral or written, between the parties relating to the subject matter of this Lease which are not fully expressed in this Lease. This Lease cannot be changed or terminated orally or in any manner other than by a written agreement executed by both parties. In making and executing this Lease, Tenant has relied solely on such investigations, examinations and inspections as Tenant has chosen to make or has made and Tenant acknowledges that Landlord has afforded Tenant the opportunity for full and complete investigations, examinations and inspections.

    15.21 COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute but one Lease.

    15.24 CO-TENANCY. If, after the initial requirements of occupancy are met under Section 1.01(O) of this Lease, less than sixty percent (60%) of the Floor Space of the Shopping Center is then leased and open for business and such condition shall remain for more than six (6) consecutive months, Tenant may elect to pay monthly on or before the twentieth (20th) of the following calendar month, in lieu of the Fixed Rent, four percent (4%) of Gross Sales until such tenancy requirement has been satisfied provided, however, that nothing herein shall relieve Tenant of its obligations to pay any other item of Additional Rent, including the Percentage Rent during such period. If Tenant shall be entitled to and does elect to pay such amounts in lieu of the Fixed Rent, the payment of four percent (4%) of Gross Sales shall continue until such tenancy requirement has been satisfied. For purposes of this Section, any leasable Floor Space of any addition to the Shopping Center (to the extent built) shall be included for determination of compliance hereunder. For the purpose of this Section,

(a) the leasable Floor Space of the food court and restaurants, if any, shall be excluded from all calculations and (b) the phrase "leased and open for business" shall have the meaning as set forth in Section 1.01(O) of this Lease.

     IN WITNESS THEREOF, Landlord and Tenant have hereunto executed under seal this Lease as of the day and year first above written.


                                       LANDLORD:
                                       Chelsea GCA Realty Partnership, L.P.,
                                           a Delaware limited partnership
                                           authorized to transact business
                                           in the Commonwealth of Massachusetts
                                           as Chelsea GCA Realty Partnership,
                                           Limited Partnership
                                           By Chelsea GCA Realty, Inc.

                                           General Partner

ATTEST OR WITNESS:

                                       By: /s/ Denise Elmer
                                          ------------------------------
                                           Vice President and Secretary

By /s/ Lindsay Graham
   ------------------------------



------------------------------
(Seal)
                                        TENANT:

                                        DM Management Company



ATTEST OR WITNESS:                      By: /s/ Patricia C. Selander
                                            -------------------------------



By                                      Name: Patricia C. Selander
   ------------------------------             ------------------------------



------------------------------          Title: V.P., Inv. Mngt.
(Seal)                                         ------------------------------

                                  Exhibit "A"

                  WRENTHAM VILLAGE PREMIUM OUTLETS - PHASE III
                              LANDLORD'S WORKLETTER

These specifications are prepared to aid Tenant in the coordination and approval of Tenant's improvement plan. Tenant should refer to the building floor plans and confirm all measurements and as-built conditions by visual inspection of the premises before starting construction. In cases where these specifications are in conflict with Landlord's completed building plans or completed buildings, information contained in the building plans or completed buildings shall take precedence over these requirements. All work to be done by Tenant must be approved in writing by Landlord prior to the start of construction, and must be coordinated so as to not interfere with Landlord's construction. Tenant's contractor must be approved by Landlord prior to the start of construction.

The area of Tenant premises as shown on the plans have been calculated to the exterior face of exterior walls and to the centerline of demising walls between Tenant spaces. Tenant agrees that areas noted on the drawings are accurate. The actual as-built area will be measured by Landlord following completion of Landlord's work.

A. LANDLORD'S WORK

      1. Shell - To include structural frame, roof, roofing and exterior walls, no paint.

      2. Storefront - Standard aluminum and glass entry with two single-acting 3'0" entry doors complete with all standard hardware, in accordance with Landlord's design. Any alterations and/or deviations to the storefront must be requested in writing by Tenant and be approved by Landlord.

      3. Rear Door - When premises extend to rear wall, single hollow metal service door of 3'0" x 7' or as required by code, shall be provided (to include standard lock keyed to match storefront entry door).

      4. Floor - Concrete slab on grade. Tenant's flooring contractor is responsible for minor floor patching in accordance with good installation practices. Floor covering by Tenant. Tenant contractor is responsible for determination of compatibility of flooring products and/or adhesive with Landlord's concrete slab.

      5. Demising Partitions - Common wall of the premises.

            (a) Partitions to extend from floor to roof deck.

            (b) Metal studs for partitions.

            (c) 5/8" gypsum board, to height that meets local code requirements, taped and sanded, ready for Tenant's finishes.

      6. Exterior Walls of Building - Wood or metal frame exterior shell wall with interior finish consisting of 5/8" gypsum board taped and sanded.

      7. Ceiling - Standard finished 2' x 4' x 5/8" T-Bar, lay-in grid ceiling at a height of approximately 10'-0".

      8. Heating, Ventilating and Air Conditioning (HVAC) - Installation of an HVAC system per Landlord's plan specifications of approximately one (1) ton of heating/cooling capacity for every 350 square feet of leased area. If Tenant's requirements are in excess of the above (due to any factors such as additional lighting, etc. that affect energy code compliance), Tenant shall pay for the cost of the necessary energy code recalculations and compliance requirements and any additional HVAC equipment and its installation. Landlord will provide thermostat controls but installation

Wrentham Village Premium OutletsLandlord Workletter
Page 2

            shall be at the Tenant's expense and any repairs or failed installations resulting from incomplete or inadequate relocation shall be the tenants responsibility.

      9.    Electrical

            (a) One distribution panel 200 AMP 3-phase, 120v/208v. Electrical panel will be located on the rear wall of the premises. Tenant must verify location of panel prior to design of space as panel cannot be relocated.

            (b) Flush mounted duplex convenience outlets installed within the premises, one per each 25 lineal feet of demising wall within the leased area, as shown on Landlord's plans. Floor outlets are not furnished.

            (c) Lay-in, three tube, 2' x 4' fluorescent light fixtures with standard lamps distributed at approximately one fixture per 100 square feet of entire floor area, as shown on Landlord's reflected ceiling plans.

      10.   Utilities

            (a) Electrical - Electrical service shall be brought to Tenant distribution panel. Electrical work to include meter socket and main breaker at the buildings main electrical cabinet. Tenant shall make application for electrical service in Tenant's name prior to the start of the Tenant's work.

            (b) Telephone - Telephone service will be provided to a backboard in a common area of the building; one telephone conduit with pullwire will be provided from the common area backboard to the Tenant space and stubbed out to rear of premises or a telephone distribution cable located above the ceiling in the rear of the Tenant space. Tenant shall arrange for all wiring from the backboard to the space and any further interior distribution.

            (c) Gas - Facilities will be provided for heating system supplied by Landlord per Landlord's plans. Tenant is responsible for confirming additional gas service availability with the local utility company and for all costs of installation of any required additional service. Tenant shall make application for gas service in Tenant's name prior to start of Tenant's Work.

            (d) Water - Piping shall be provided by Landlord for domestic cold water service to Tenant bathroom. Any additional water or sewerage piping or increase to service size shall be at Tenant's expense. The Landlord may provide recycled water to the toilet and urinals throughout the project.

      11.   Restroom

            (a) Landlord shall provide one (1) restroom in an area designated by the Landlord located on the rear wall of the Demised Premises.

            (b) Restroom shall be furnished with water closet, wall mounted lavatory, electric "Insta-Hot" type water heater, mirror, toilet paper holder, vinyl flooring, cove base, exhaust fan, light with switch and off-white painted walls. Restroom to comply with applicable accessibility codes.

Wrentham Village Premium OutletsLandlord Workletter
Page 3

      12.   Fire Sprinkler System and/or Fire Alarm System

            (a) An automatic fire sprinkler system and/or fire alarm system will be provided to the extent required by, and in accordance with, the requirements of any applicable building codes, local ordinances and the underwriting authority selected by Landlord.

            (b) If any work is performed by the Tenant or at the Tenant's request in or about the premises (i) modifies or affects the layout of the sprinkler or fire alarm system, (ii) decreases the protection such system affords the premises or the building, or (iii) increases the insurance rate on the premises or the building, Tenant shall pay for all alterations and/or additions to the sprinkler and/or fire alarm system required to make such system afford the premises, building, and all other buildings in the shopping center the same fire protection originally provided and to meet the requirements of any applicable building codes, local ordinances and Landlord's underwriting authority. ALL SPRINKLER AND/OR FIRE ALARM SYSTEM ALTERATIONS AND/OR ADDITIONAL WORK MUST BE PERFORMED BY LANDLORD'S SPRINKLER AND/OR FIRE ALARM CONTRACTOR AT TENANT'S EXPENSE.

B.    TENANT'S WORK

      All other items of work shall be performed by Tenant at Tenant's expense in accordance with Tenant's final plans and specifications, as approved by Landlord. Tenant's Work shall include, but shall not be limited to, the purchase, performance and installation of the following items. Tenant's Work shall include all necessary architectural, engineering or design related fees, code related items, permits, special assessments or taxes relating to Tenant's Work.

      1. Signs - Tenant shall have fabricated and installed at the Tenant's expense, suitable identification sign or signs of such size, design and character as Landlord shall designate and/or approve. All signs shall be in accordance with the signage policy or sign criteria established by the Landlord and shall be installed at a place or places designated by the Landlord. Tenant shall submit for Landlord's approval one (1) shop drawing at least 75 days prior to the scheduled opening of the Shopping Center. PLANS WITH SPECIFICATIONS FOR SIGNS SHALL BE SUBMITTED FOR APPROVAL BY LANDLORD BEFORE FABRICATION.

      2. Wall Sign - Tenant's wall sign shall be designed, fabricated and installed per Landlord's sign program or sign criteria. Location of sign shall be determined by Landlord. Location criteria shall include proximity to Tenant's primary entrance and suitability with architectural motif. Tenant to provide camera ready artwork to Landlord, if requested.

      3. Blade Sign - Tenant's blade sign will be designed, fabricated, and installed by tenant at tenant's expense. Landlord is responsible for the fabrication and installation of blade sign bracket and shall bill cost of bracket to tenant. Location of sign shall be over or adjacent to tenant's front entrance.

      4. Interior Partitions - All interior partitions including standard stockroom partition and exit corridor. All drop walls, curtain walls, lowered ceilings, soffitted areas, light covers, show window platforms, store fixtures, furnishings and accessories.

Wrentham Village Premium OutletsLandlord Workletter
Page 4

      5. Plans and Specifications - Tenant shall prepare plans and specifications for the interior improvements to the premises showing in detail the nature and scope of work to be done by Tenant. Tenant shall provide two sets of As-built reproducible drawings to Landlord upon issue of Certificate of Occupancy.

      6. Permits - Tenant's Work must comply with all applicable building codes and local ordinances for Tenant's portion of the project. Tenant shall be responsible for securing all required permits before commencing work. Tenant shall also be required to meet all local energy regulations, at Tenant's expense, should improvements require such a revision.

      7. Tenant Contractor - NO WORK SHALL BE DONE ON THE PREMISES BY TENANT UNTIL LANDLORD HAS APPROVED TENANT'S PLANS AND CONTRACTOR IN WRITING. FURTHER, ONCE PLANS HAVE BEEN APPROVED BY LANDLORD, TWO (2) SETS OF PLANS INCLUDING ONE SET OF REPRODUCIBLES, AS WELL AS A "COMPUTER DISK" WHEN AVAILABLE, MUST BE SUBMITTED To LANDLORD. Tenant's General Contractor shall work in conjunction with Landlord's building contractor so that Tenant's contractor does not interfere or delay the construction process of Landlord's building. Tenant's contractor must perform the work in such a manner as not to cause harm to Landlord's Work, delay the progress of such work or create conflicts with labor organizations. Landlord reserves the right to cause the removal of the Tenant's general contractor if any such labor problems arise. Tenant's contractor must keep the area, HVAC System and Restroom clean and free of dust and debris, with a minimum of noise and interruption to the common areas of the project. Tenant's contractor is responsible for keeping interior and exterior areas clean of construction debris at all times. If the Tenant contractor fails or refuses to keep these areas clean at all times, Landlord reserves the right to clean these areas, Tenant will be responsible for all costs incurred. Tenant contractor must contract with approved vendor for all trash removal. Tenant's contractor shall erect temporary partitions, dust barriers, etc. as required by Landlord to minimize impact of construction activities on the common areas of the project.

      8. Temporary Utilities/Trash Removal - Prior to the commencement of Tenant's Work, Tenant shall make application to all appropriate utility companies and place all meters for the premises in Tenant's name. Tenant is responsible for all utility charges for the premises beginning with the turnover of the space from Landlord. If permanent power is not available for any reason at Tenant turnover, it is the responsibility of the Tenant Contractor to provide temporary construction power. The Tenant/Tenant Contractor will be responsible to contribute to the refuse service that will be established for the project. A one-time charge of $.35 per square foot will cover costs of waste removal. Tenant is responsible to deliver and place trash in the receptacles (open top containers) which will be strategically placed in predetermined areas by the Landlord. Tenant must use designated areas for location of refuse containers and must keep surrounding areas free from debris and trash or Tenant will be subject to backcharges.

      9. Special Requirements for Roof Penetrations - Any work, including cutting, venting, or duct installations, which involves cutting into, or penetrating in any manner, the existing roof structure and/or roofing material MUST BE PERFORMED BY LANDLORD'S ROOFING CONTRACTOR AT

Wrentham Village Premium OutletsLandlord Workletter
Page 5

            TENANT'S EXPENSE. Tenant shall not permit his contractor or any subcontractor to perform such work. Tenant shall be liable for all damage resulting from unauthorized roof penetrations and their consequent effect on the integrity of the roof and its guarantee by the Manufacturer or Contractor.

      10. Insurance - Tenant should make early arrangements with an insurance company to provide the coverage required within the lease. PRIOR TO THE START OF TENANT'S WORK, LANDLORD MUST RECEIVE THE CERTIFICATE OF INSURANCE REQUIRED UNDER THE LEASE.

      11. Notice of Responsibility - Landlord shall have the right to post and record a notice of non-responsibility for work being performed by Tenant within the premises as permitted by law. Tenant shall give Landlord prompt written notice of the commencement of Tenant's Work.

      12. Bonds or Other Security - Landlord shall have the right to require Tenant to furnish payment bond or other security in form satisfactory to Landlord for the prompt and faithful payment of all costs and expenses incurred in the performance of Tenant's Work.

      13. Certificate of Occupancy - Upon completion of Tenant's Work, Tenant shall provide Landlord with a copy of the certificate of occupancy issued by the appropriate governmental agency for occupancy of the premises.

                                        Exhibit "B"

                                         Site Plan



                                          Omitted

                                   EXHIBIT "C"

                           COMMENCEMENT DATE AGREEMENT

            This Agreement, made as of this ____ day of _______, 199_, between CHELSEA REALTY PARTNERSHIP, L.P. (herein called "Landlord"), and
_____________________________ (herein called "Tenant").

                              W I T N E S S E T H:

            WHEREAS, that certain lease dated __________ ___, 199_ (herein called the "Lease"), has commenced;

            NOW, THEREFORE, Landlord and Tenant agree as follows:

            1. The Commencement Date was __________ ___, 199_.

            2. The Rent Commencement Date was __________ ___, 199_.

            3. The term of the Lease shall expire on __________ ___, 199_, unless Tenant shall exercise any option to extend the term of the Lease or unless the Lease terminates earlier as provided in the Lease.

            4. The Floor Space of the Demised Premises (as such term is defined in the Lease) is _______ square feet.

            5. If this Commencement Date Agreement is not executed and delivered to Landlord within fourteen (14) days of the above date, these terms will be accepted as part of the Lease.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

                                        LANDLORD:
                                        Chelsea GCA Realty Partnership. L.P.,
                                        By:   Chelsea GCA Realty, Inc.
                                              General Partner

ATTEST OR WITNESS:


By:                                     By:
    ----------------------------            --------------------------------
                                        TENANT:
                                        [                                  ]

ATTEST OR WITNESS:

By:                                     By:
    ----------------------------            --------------------------------

                                   EXHIBIT "D"

                              RULES AND REGULATIONS
                             AND STOREFRONT CRITERIA

            1. Tenant shall supply replacement light bulbs, ballasts, etc., for interior lighting of the Demised Premises.

            2. Tenant shall provide and maintain adequate, functioning fire extinguisher(s) readily available within the Demised Premises.

            3. Tenant shall provide and maintain a small First Aid kit available within the Demised Premises in the event of cuts or minor injuries.

            4. Tenant shall keep the Demised Premises in a neat and clean condition and shall maintain the Demised Premises and Tenant's personal property therein as an attractive shopping area in accordance with the general character of the Shopping Center. Tenant shall ensure that rugs or doormats in front of the Demised Premises are brushed or shaken daily.

            5. Tenant shall keep the windows of the Demised Premises clean inside and outside. However, Tenant shall not permit the cleaning of any windows or other exterior maintenance and janitorial services to be performed except by such person(s) as shall be approved by Landlord and except during reasonable hours designated by Landlord for such purpose.

            6. Tenant shall comply with all applicable smoking regulations. No smoking shall be allowed within the Demised Premises; customers and invitees shall be so advised when violating this rule.

            7. Tenant shall comply with all regulations concerning the disposal of trash from the Demised Premises and shall not throw, discard or deposit any paper, glass or extraneous matter of any kind, except in designated receptacles, or create litter or hazards of any kind. In general, trash from daily operations should be placed in plastic garbage bags, securely tied at the top and deposited in the appropriate dumpster. No trash or boxes may be left in front of the Demised Premises. All cartons must be crushed flat and tied in bundles. There shall be no burning of trash, refuse or waste materials.

            8. Tenant shall not deface, damage or demolish any part of the Demised Premises or any sign, light standard or fixture, landscaping materials or other improvement within the Shopping Center, or the property of any customers, invitees or employees situated within the Shopping Center.

            9. Tenant shall not use, permit or suffer the use of the Demised Premises, or any part thereof, for any purpose other than for the retail sale of the items identified in Tenant' Lease. Specifically, but not by way of limitation, Tenant shall not use, permit or suffer the use of the Demised Premises, or any part thereof, as living, sleeping or lodging quarters, or other residential purpose, nor shall tenant store or stock in the Demised Premises any goods, wares, merchandise or other property except such as are reasonably required for the conduct of Tenant's business in the Demised Premises.

            10. Tenant shall operate the heating, ventilating and air-conditioning system servicing the Demised Premises in such a manner so as to provide (i) adequate heat, ventilation and air-conditioning in and to the Demised Premises during all business hours of the Shopping Center and (ii) sufficient heat during all other times so as to prevent freezing of all pipes within the Demised Premises.

            11. Tenant shall not carry on any trade or occupation, or operate any instrument or apparatus or equipment which emits any odor or causes any noise or sound discernible outside the Demised Premises and/or which may be deemed offensive in nature. Tenant shall not use any televisions, flashing lights or other devises in a manner so as to be seen outside of the Demised Premises. Tenant shall not install or permit to be installed in, on or about the Demised Premises any audio, video or radio transmitting equipment, diathermy equipment, x-ray equipment or any other material or equipment which would cause any interference with, or interruption of, electronic reception or transmission anywhere in the Shopping Center.

            12. Tenant shall not obstruct the passageways, driveways, walks, roadways, exits and entries in, to, from and through any part of the Shopping Center used in common with other tenants.

            13. Tenant shall cause all trucks servicing it to load and unload prior to or after the hours of the Shopping Center opening for business to the general public.

            14. Tenant shall promptly execute and deliver whatever instruments may be required to carry out the intent of any provision of the Lease.

            15. Tenant shall not use any Common Area for any purpose, other than ingress, egress and parking, and such other common purposes as may be designated by Landlord from time to time. Tenant, its employees and/or agents, shall not solicit business in the parking or other Common Areas, nor shall Tenant, its employees or its agents, distribute any handbills or other advertising matter in or on the parking or other Common Areas, or in or on any automobiles parked therein, except as may be expressly permitted by Landlord in each instance.

            16. Tenant shall be open for business during the days and hours established by Landlord, which days and hours may be changed from time to time at Landlord's discretion.

            17. Tenant shall not use the plumbing facilities for any purpose other than that for which they are constructed, and no grease, paint or foreign substance of any kind shall be disposed of therein, and the expense of any breakage, stoppage, damage or environmental clean-up mitigation efforts (whether on or off the Demised Premises) resulting from any breach thereof shall be borne by Tenant.

            18. Tenant shall not operate in or on the Demised Premises or in any part of the Shopping Center any coin or token operated vending machine or similar device for the sale of merchandise (including, without limitation, pay lockers, pay toilets, scales, amusement devices, and machines for the sale of beverages, foods, candy, cigarettes or other commodities).

            19. Tenant shall not place or maintain any display of merchandise, or otherwise conduct any business (including, with limitation, the storage of any merchandise or other property of Tenant), in any areas of the Shopping Center outside of the Demised Premises without the express permission of Landlord.

            20. Tenant shall keep its display windows and sales areas illuminated and its signs and exterior lights lighted each and every day of the Term during the hours designated by Landlord.

            21. Tenant or its agents shall not enter upon or have access to any roof at the Shopping Center without Landlord's express prior consent in each instance.

            22. If the Demised Premises are or become infested with vermin, Tenant shall at Tenant's expense cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such exterminators and such exterminating company or companies as shall be approved by Landlord.

            23. Tenant shall require its employees to park in any designated "Employee Parking Area" as directed by Center Management. On written notice from Landlord, Tenant shall provide to Landlord within five (5) days, the State automobile license tag numbers assigned to its automobile or automobiles and the automobiles of all of its officers, agents and employees employed in the Demised Premises. Landlord shall be required to issue no more than one written warning per employee violation of this provision, and may thereafter levy a fine of $25.00 per occurrence, which shall be billed to Tenant as Additional Rent. Landlord shall apply the proceeds of such fines as additional marketing expenditures for the Shopping Center. After issuance of a written warning pursuant to the forgoing provision, Landlord, at its sole discretion, shall have the right to cause an employee's illegally parked car to be towed at the owner's expense. Further, vehicles operated by Tenant's Employees shall be subject to all regulations, limits, and ordinances imposed by the Shopping Center or any governing authority.

            24. In the event Landlord provides the name of a bank to provide armored car service for cash deposits and money transfers, Tenant shall give reasonable consideration to it use of such armored car service.


Wrentham
January 28, 1998

[GRAPHIC OMITTED]

Storefront Criteria

Tenant Issue
1 July 1996

------------
CHELSEA GCA
REALTY, INC.
------------

STOREFRONT CRITERIA

1. Display windows

      A. The Tenant is responsible, at all times, for the appearance and maintenance of the display windows of their store.

      B. Displays and merchandising must be done with good taste and must be professionally executed.

      C. The Landlord reserves the right to require the Tenant to remove, repair or restore any display that the Landlord considers to be in poor taste or unprofessional.

      D. No Tenant shall be permitted to "tint" their display windows.

            1. Tenants experiencing excessive glare and/or merchandise fading may request permission to have professionally installed transparent UV film to block harmful rays.

            2. Tenants permitted to install such film are responsible for maintenance of the film.

            3. Upon lease termination, the Tenant is also responsible for removal of the film.

      E. In certain situations, display windows may require special solutions to optimize customer viewing. Risers and props are encouraged for use in display windows to enhance the window appearance and presentation of the product

      F. Tenants are responsible for ensuring interior and exterior surfaces of display windows and entrance doors are kept clean at all times.

      G. The use of tape on doors, windows, or storefront frames is prohibited.

      H. The display or use of multiple product boxes (such as shoe boxes) in windows or displays is strongly discouraged and prohibited above 30" from grade.

      I. Cartons and boxes used for shipping or storage must be kept clear of windows and doorways at all times.

      J. "Blacking out" or painting of windows, including holiday themes, is prohibited.

      K. Merchandise may not be attached to entrance doors or storefront windows at any time.

2. Display Lighting

      A. The Tenant is required to provide and install appropriate lighting fixtures to illuminate the area inside each storefront window "window display area" to no less than 100 foot-candles measured 36" inward from glazing and 36" above grade.

            1. Either quartz or incandescent lighting is permitted. Fluorescent lighting is prohibited for use in window display illumination.

            2. Surface mounted adjustable track, or recessed lighting may be utilized to illuminate the window display area.

            3. Plans for such lighting must be included with initial Tenant buildout plans and are subject to Landlord's approval.

            4. All Tenant supplied and installed lighting fixtures must be "UL Approved".

      B. Each window display must be illuminated for day and night viewing.

      C. The Tenant is responsible for maintenance, repair, and bulb replacement for all lighting within Tenant's space.

      D. The Landlord reserves the right to require the Tenant to remediate any display lighting conditions deemed to be inadequate.

      E. The Landlord reserves the right to determine the minimum hours window display lighting shall remain illuminated after store closing.

      F. If required by the Landlord, the Tenant shall be responsible for installation and proper operation of any time-switching device needed to ensure compliance with required lighting hours.

[GRAPHIC OMITTED]

Display Lighting

Track lighting mounted to the back face of storefront soffit gives the best opportunity for lighting merchandice and displays.

3. Storefront Signage

      All permanent Signage must be formally approved by the Landlord prior to fabrication and installation. Any unapproved sign placed upon or outside of Store or in any part of the Shopping Center shall be considered as a violation of the Tenants Lease Agreement.

      A. EXTERIOR STORE IDENTIFICATION SIGNAGE

      The Landlord permits permanent store identification signage under provisions contained in the Tenant Sign Criteria. This Criteria is in compliance with local regulations and has been adopted by the local governing authority having such jurisdiction. Please consult this Criteria for Primary and, if applicable, Secondary Building Signage and installation requirements.

      B. TEMPORARY EXTERIOR STORE IDENTIFICATION SIGNAGE.

      While the Lease requires a permanent sign to be installed, the Landlord recognizes that permits and installation may be occasionally delayed. In these instances, temporary banner signage may be approved, including size and location of placement, by the Tenant Coordinator or General Manager.

            1. Unless previously approved by the Tenant Coordinator, all temporary signage requires that an application be completed and submitted to the General Manager for review and approval.

            2. Each Variance is limited to the earlier of four weeks or the date of permanent signage installation. Upon expiration, the variance may be extended upon Landlord receiving documentation of scheduled installation of permanent signage.

            3. The size of Temporary Signage is limited to the letter dimensions permitted for permanent signage under the Tenant Sign Criteria.

            4. Temporary signage must be installed in a manner acceptable to Landlord. Damage to storefront/fascia caused by improper installation of temporary signage shall be solely the responsibility of Tenant. Repairs of such damage shall be made by Landlord at Tenants expense.

      C. ENTRY DOOR / STOREFRONT WINDOW SIGNAGE

            1. For the purpose of store identification, the Tenant may propose to the Landlord a design layout of Tenant name and/or logo in white or black Vinyl Die-Cut Graphics for placement on the inside of entry doors. Each door is permitted 1 SF of Vinyl Die-Cut Sign area. The area must be centered 60" from grade.

            2. For the purpose of additional store or brand/logo identification, the Tenant may also propose to the Landlord a design layout of store name or brand/logo in white or black vinyl die-cut graphics for placement on the inside of every other (alternating) display windows. The maximum permitted area on each window may not exceed 1 SF and placement must occur in the centered area measured a minimum of 8" inward toward the window's center from the vertical edges of the window and may nor exceed 42" above grade.

            3. Permanent store or brand/logo signage as a part or window background display is limited to 1 SF of sign area per 1 lineal foot of store frontage.

            4. Tenant supplied "Help Wanted" signs are prohibited.

            5. "Help Wanted" and other standard information signs as deemed necessary by Landlord, are provided by Landlord and shall be affixed to the inside left edge of the window immediately adjacent immediately to the right of entry doors and no higher than 48" above grade. Such signage shall only be permitted to be affixed with clear suction cups.

            6. Standard information signage icons such as hours, no food, drink, smoking, etc. shall be provided by Landlord only.

            7. Other than as provided in Items 3-C-1, 2, 5, and 6, no signage of any type is permitted to be placed in or affixed to storefront windows or doors.

            8. Credit card or check acceptance signs or logos placed on storefront display windows or doors are prohibited.

            9. Alarm company stickers shall be limited to one per entry door and be located only at the extreme lower right corner of the glass area on the door.

[GRAPHIC OMITTED]

Entry door signage

[GRAPHIC OMITTED]

Window signage

            10. Handicap access stickers are permitted and shall be placed according to A.D.A. or local jurisdiction under the supervision and approval of the Landlord.

            11. The Landlord reserves the right to require a Tenant, at its expense, to remove any storefront signage it considers to be non-complying or unprofessional.

            12. No security alarm boxes shall be installed on or above storefronts. All alarm boxes are to be placed on the rear facade of the building only.

      D. TEMPORARY PROMOTIONAL SIGNAGE

            1. All temporary signage requires that an application be completed and submitted to the General Manager for review and approval of Promotional Sign Variance.

            2. Each Variance shall be limited to two weeks, and upon expiration may be renewed once with proof of supporting advertising (4 weeks maximum).

            3. The total area of Promotional Signage is limited to 1 SF per lineal foot of storefrontage.

            4. All temporary promotional signage must be professionally produced. Handmade or personal computer graphics signs are prohibited.

            5. Promotional Signs affixed in any manner to storefront windows or entry doors are prohibited. Such signs intended to be visible through storefront windows may be temporarily suspended with aircraft cable or monofilament no closer than 12" from the inside of the window.

            6. Individual Sign Panels must be spaced a minimum of 6' from one another.

            7. Fabric or lightweight posters must be weighted. Curled sign materials are not permitted.

            8. All interior banners shall be considered "Temporary Promotional Signage" and as such, be subject to all rules governing same. The area of interior banners may not exceed 1 SF per lineal foot of storefront. In no case may an interior banner be hung closer to the storefront than half the distance from the furthest back wall of the store.

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

Promotional Signage
Temporary Signs suspended from ceiling
            and may not be suspended with the lower edge less than 8 feet above the floor.

            9. Exterior banners for promotional purposes are prohibited.

            l0. "A-frame", poster holder, or other types of free-standing signs may not be placed outside of the Lease Line at any time. The Lease Line is defined as the boundary between storefront glazing and entrance doors, and common area.

            11. No merchandise shall be placed outside of Lease Line (see No.
            10).

4. Submittals & Approvals

      A. All Tenant signage is subject to the Landlord's approval at its sole discretion. The Landlord's approval shall be based upon the following
      Criteria:

            1. The design, fabrication and method of installation of all signs shall conform to the Tenant Sign Criteria and this Storefront Criteria.

            2. The proposed sign shall conform with the design standards of the center and shall be in harmony with adjacent signage.

      B. The Tenant shall conform to the Tenant Sign Criteria regarding procedures and submissions requirements necessary to secure the Landlord's approval.

      C. The Landlord reserves the right to revise the Tenant Sign Criteria and Storefront Criteria from time to time. These Criteria may also be revised at any time, if so required, by any governmental agency having appropriate jurisdiction.

      D. In the event the Tenant changes permanent signage at any time during the term of their lease, the Tenant must then comply with all subsequent modifications, revisions or changes which may have been made to the Tenant Sign Criteria or Storefront Criteria for the center after the execution of the Lease Agreement.

      E. All signs shall be reviewed for conformance with these Criteria and overall design quality. Approval or disapproval of sign submittals based on aesthetics of design shall remain the sole right of the Landlord.

5. Prohibited Signs, Displays, and Acts.

      A. SIGNS CONSTITUTING A TRAFFIC HAZARD

      Signs which simulate or imitate in size, color, lettering or design, any traffic sign or signal, or which makes use of the words "STOP", "LOOK", "DANGER", or any other words, phrases, symbols or characters in such a manner to interfere with, mislead or confuse traffic are prohibited.

      B. IMMORAL OR UNLAWFUL SIGNAGE

      Signs referencing anything of any obscene, indecent, or immoral nature or unlawful activity are prohibited.

      C. SIGNS ON DOORS. WINDOW OR FIRE ESCAPE PATHS

      Placement of signs in the walkway area in front of stores is not permitted. No signs shall be installed, relocated or maintained so as to prevent free ingress to or egress from any door.

      D. ANIMATED, AUDIBLE, OR MOVING SIGNS

      Signs consisting of, or giving the effect of moving, swinging, rotating, flashing, blinking, scintillating, fluctuating or having animated light or sound are prohibited.

      E. CREDIT CARD OR CHECK ACCEPTANCE SIGNS OR LOGOS

      Placement of vendor provided adhesive signs on entry doors or storefront glass is prohibited.

      F. UNPROFESSIONAL SIGNS

      Hand lettered or personal computer printed signs are prohibited in public view. Absolutely no signs are permitted to be taped to the storefront or any other surface in public view.

      G. NEON OR INTERNALLY ILLUMINATED SIGNS

      Unless specifically approved by the Landlord, neon or internally illuminated signage is prohibited inside stores.

      H. OFF-PREMISES SIGNS

      Any sign installed for the purpose of advertising a project, event, person or subject occurring not on center property is prohibited unless specifically authorized by the Landlord.

      I. VEHICLE SIGNS

      Signs on or affixed to trucks, automobiles, trailers or other vehicles which advertise, identify or provide direction to a use or activity not related to its lawful making of deliveries of merchandise or service, are prohibited.

      J. INVENTORY LIQUIDATION SIGNS

      "Going Out of Business", "Bankruptcy Sale", "Closing This Store", "Lost Our Lease", etc. signs are strictly prohibited.

      K. LIGHT BULB STRINGS

      Displays, other than temporary, decorative holiday lighting during the months of November and December, which consist of unshielded light bulbs or light bulb strings are prohibited unless otherwise specifically approved.

      L. FLYERS

      Distribution of flyers, for any purpose, outside of Tenant's leased premises, unless specifically authorized by the Landlord is prohibited.